Exhibit 10.1

AGREEMENT

DATED            FEBRUARY 2014

US$2,160,000,000

CREDIT FACILITIES

FOR

AMEC PLC

WITH

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

as Global Co-ordinator

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

BARCLAYS BANK PLC

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

THE ROYAL BANK OF SCOTLAND PLC

as Original Mandated Lead Arrangers

AND

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

as Facility Agent

Allen & Overy LLP

Schedule

1.	Original Parties		123
2.	Conditions precedent documents		126
	Part 1	To be delivered before the First Request	126
	Part 2	For an Additional Obligor	129
3.	Requests		131
	Part 1	Form of Request - Loans	131

	Part 2	Selection Notice	132
4.	Form of Transfer Certificate		133
5.	Existing Security		136
6.	Form of Compliance Certificate		137
7.	Form of Accession Agreement		138
8.	Form of Resignation Request		139
9.	Form of Increase Confirmation		140

Signatories			143

THIS AGREEMENT is dated          February 2014 and is made BETWEEN:

(1)                                 AMEC PLC (registered number 01675285);

(2)                                 AMEC PLC as original borrower (in this capacity the Original Borrower);

(3)                                 THE PERSONS listed in Schedule 1 (Original Parties) as original guarantors (in this capacity the Original Guarantors);

(4)                                 BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as global co-ordinator (in this capacity, the Global Co-ordinator);

(5)                                 THE PERSONS listed in Schedule 1 (Original Parties) as original mandated lead arrangers and the persons listed in Schedule 1 (Original Parties) as bookrunners (together, the Original Mandated Lead Arrangers);

(6)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(7)                                 BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Accession Agreement means a letter, substantially in the form of Schedule 7 (Form of Accession Agreement), with such amendments as the Facility Agent and the Company may agree.

Acquisition means the acquisition of the Target Shares pursuant to the Offer and, if applicable, the Squeeze-out Merger.

Acquisition Costs means all fees, costs, expenses, stamp, registration or transfer Taxes incurred by the Group in connection with the Acquisition.

Acquisition Documents has the meaning given to that term in the Implementation Agreement.

Additional Borrower means a member of the Group which becomes a Borrower after the date of this Agreement.

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Administrative Party means a Mandated Lead Arranger, the Global Co-ordinator or the Facility Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agent’s Spot Rate of Exchange means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars as of 11.00 a.m. on a particular day.

Availability Period means:

(a)                                 in relation to Facility A the period from and including the date of this Agreement to and including the date falling 12 months after the date of this Agreement;

(b)                                 in relation to Facility B the period from and including the date of this Agreement to and including the date falling 12 months after the date of this Agreement;

(c)                                  in relation to Facility C the period from and including the date of this Agreement to and including the date falling 12 months after the date of this Agreement; and

(d)                                 in relation to the Revolving Facility the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date with respect to the Revolving Facility.

Bank Levy means the UK bank levy imposed under the Finance Act 2011 in the form existing on the date of this Agreement.

Basel III means:

(a)                                 the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)                                 the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)           any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

Borrower means the Original Borrower or an Additional Borrower.

Break Costs means the amount (if any) which a Lender is entitled to receive under Subclause 25.3 (Break Costs).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)                                 if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

(b)                                 if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

CHF means the lawful currency from time to time of Switzerland.

Code means the United States Internal Revenue Code of 1986.

Commitment means a Facility A Commitment, Facility B Commitment, Facility C Commitment or Revolving Facility Commitment as the context so requires to the extent not cancelled, transferred or reduced under this Agreement.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

Company means:

(a)                                 prior to a Permitted Reorganisation, AMEC plc (registered number 01675285); and

(b)                                 on and following a Permitted Reorganisation, New plc.

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                                 any member of the Group or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                     is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 30 (Confidentiality); or

(ii)                                  is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA on the date of this Agreement or in any other form agreed between the Company and the Facility Agent.

Default means:

(a)                                 an Event of Default; or

(b)                                 an event or circumstance which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Disruption Event means:

(a)                                 a material disruption to the payment or communications systems or to the financial markets which are required to operate in order for payments to be made (or other transactions to be carried out) in connection with the transactions contemplated by the Finance Documents, which is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing it, or any other Party from:

(i)                                     performing its payment obligations under the Finance Documents; or

(ii)                                  communicating with other Parties under the Finance Documents,

and which is not caused by, and is beyond the control of, the Party whose operations are disrupted.

ERISA means the United States Employee Retirement Income Security Act of 1974.

ERISA Affiliate means any person treated as a single employer with any Obligor for the purpose of section 414 of the Code.

EURIBOR means for a Term of any Loan or overdue amount denominated in euro:

(a)                                 the applicable Screen Rate;

(b)                                 (if no Screen Rate is available for the Term of that Loan) the Interpolated Screen Rate for that Loan; or

(c)           if:

(i)                          no Screen Rate is available for the Term of that Loan; and

(ii)                       it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate, as of 11.00 a.m. (Brussels Time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

euro means the single currency of the Participating Member States.

Event of Default means an event or circumstance specified as such in Clause 21 (Default).

Excluded Subsidiaries means Atlantic Services Limited, a company incorporated in Bermuda with registered number 8212, GRD Waste Holdings Pty Limited (a company incorporated in the State of Victoria, Australia with registered number ACN105508110) and

GRD Limited (a company incorporated in the State of Western Australia, Australia with registered number ACN009201754).

Existing Term Facility Indebtedness means the Financial Indebtedness of the Group pursuant to the Existing Term Facility.

Existing Term Facility means the £100,000,000 credit facility dated 9 April 2013 between, amongst others, AMEC PLC and The Royal Bank of Scotland plc as facility agent.

Extended Facility B Final Maturity Date has the meaning given to that term in Clause 5.4 (Extension of Final Maturity Date for Facility B).

Facility means Facility A, Facility B, Facility C or the Revolving Facility.

Facility A means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (Facilities).

Facility A Commitment means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading Facility A Commitments in Schedule 1 (Original Parties) and the amount of any other Facility A Commitment it acquires under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Facility A Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

Facility B means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (Facilities).

Facility B Commitment means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading Facility B Commitments in Schedule 1 (Original Parties) and the amount of any other Facility B Commitment it acquires under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Facility B Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

Facility C means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (Facilities).

Facility C Commitment means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading Facility C Commitments in Schedule 1 (Original Parties) and the amount of any other Facility C Commitment it acquires under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Facility C Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility C Loan means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

Facility C Repayment Date has the meaning given to that term in Clause 7.3 (Repayment of Facility C Loans).

Facility Office means, in respect of a Lender,  the office(s) notified by a Lender to the Facility Agent:

(a)                                 on or before the date it becomes a Lender; or

(b)                                 by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

FATCA means:

(a)                                 Sections 1471 to 1474 of the Code or any associated regulations, or other official guidance;

(b)                                 any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)                                  any agreement relating to paragraphs (a) or (b) above with the Internal Revenue Service of the United States of America, the United States government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)                                  in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document that is required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means:

(a)                                 any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement; and

(b)                                 any other document designated as a Fee Letter by the Company and the Facility Agent.

Final Maturity Date means:

(a)                                 in respect of Facility A, the earlier of:

(i)                                     the date falling 12 months after the date of first utilisation of Facility A; and

(ii)                                  the date falling 18 months after the date of this Agreement;

(b)                                 in respect of Facility B:

(i)                                     the Original Facility B Final Maturity Date, or

(ii)                                  (if the Original Facility B Final Maturity Date has been extended pursuant to the First Extension Request delivered under 5.4 (Extension of Final Maturity Date for Facility B), the Extended Facility B Final Maturity Date; or

(iii)                               (if the Extended Facility B Final Maturity Date has been extended pursuant to the Second Extension Request delivered under Clause 5.4 (Extension of Final Maturity Date for Facility B) the Second Extended Facility B Final Maturity Date;

(c)                                  in respect of Facility C, the date falling five years after the date of this Agreement; and

(d)                                 in respect of the Revolving Facility, the date falling 18 months after the date of this Agreement.

Final Offer Closing occurs on the later of the date of acceptance and payment of the final Offer Cash Consideration for the Target Shares and the date of issue of the final Offer Share Consideration for the Target Shares, in each case pursuant to and subject to the conditions of the Offer (excluding, for the avoidance of doubt, any payment or issue relating to the Squeeze-out Merger) by or on behalf of the Group.

Finance Document means:

(a)                                 this Agreement;

(b)                                 a Fee Letter;

(c)                                  the Syndication Letter;

(d)                                 an Accession Agreement;

(e)                                  a Resignation Request; or

(f)                                   any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means (without double counting) any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any acceptance credit (including any dematerialised equivalent);

(c)                                  any amount raised pursuant to any bond, note, debenture, loan stock or other similar instrument (other than equity);

(d)                                 any redeemable preference share which is redeemable on or before the Final Maturity Date;

(e)                                  the amount of any liability in respect of any lease or hire purchase contract which would be treated as a finance or capital lease in accordance with GAAP;

(f)                                   receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)                                  the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or of financing the acquisition of that asset or service or the construction of that asset or service but excluding, for the avoidance of doubt, normal trade credit;

(h)                                 any amount raised under any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing or raising of money;

(i)                                     any guarantee, indemnity or similar assurance against financial loss of any person (not being a member of the Group) in respect of any item referred to in the above paragraphs;

(j)                                    for the purposes of Subclause 21.5 (Cross-default) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark-to-market value of the derivative transaction will be used to calculate its amount);

(k)                                 for the purposes of Subclause 21.5 (Cross-default) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(l)                                     for the purposes of Subclause 21.5 (Cross-default) any guarantee, indemnity or similar assurance against financial loss of any person (not being a member of the group) in respect of any item referred to in paragraph (k) above.

First Extension Request has the meaning given to that term in Clause 5.4 (Extension of Final Maturity Date for Facility B).

Fitch means Fitch Ratings Limited or any successor to its ratings business.

Funding Rate means any rate notified by a Lender to the Facility Agent pursuant to paragraph (c)(ii) of Clause 11.2 (Market disruption).

GAAP means, in relation to each Obligor, the generally accepted accounting principles in its jurisdiction of incorporation, including IFRS.

Group means the Company and its Subsidiaries but excluding any Project Company and any Excluded Subsidiary.

Group Structure Chart means the group structure chart delivered to the Facility Agent pursuant to Part 1 of Schedule 2 (Conditions precedent documents).

Guarantor means an Original Guarantor or an Additional Guarantor.

Holding Company of any other person, means a person in respect of which that other person is a Subsidiary.

IBOR means LIBOR or EURIBOR.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 as adopted by the European Union to the extent applicable to the relevant financial statements.

Implementation Agreement means the implementation agreement dated on or about the date of this Agreement between AMEC plc and the Target.

Increased Cost means:

(a)                                 an additional or increased cost;

(b)                                 a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)                                  a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having provided its Commitment or funding or performing its obligations under any Finance Document.

Information Package means the information memorandum or other information package concerning the Group and, if applicable, the Target Group, in each case prepared at the Company’s request and on its behalf in the form approved by the Company and distributed to potential lenders by the Global Co-ordinator in connection with primary syndication of the Facilities.

Intellectual Property means:

(a)                                 any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

Interpolated Screen Rate means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan,

each as of 11.00am on the Rate Fixing Day.

Lender means:

(a)                                 an Original Lender; or

(b)                                 any person which becomes a Party in accordance with Subclause 28.2 (Assignments and transfers by Lenders) or Subclause 29.5 (Increase).

LIBOR means for a Term of any Loan or overdue amount denominated in any currency other than euro:

(a)                                 the applicable Screen Rate;

(b)                                 (if no Screen Rate is available for the Term of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                                  if:

(i)                                     no Screen Rate is available for the currency of that Loan; or

(ii)                                  no Screen Rate is available for the Term of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

Loan means a Facility A Loan, a Facility B Loan, a Facility C Loan or a Revolving Facility Loan.

Majority Lenders means:

(a)                                 if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate 66 2/3% or more of the Total Commitments;

(b)                                 if there are no Loans then outstanding and the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitment aggregated 66 2/3% or more of the Total Commitments immediately prior to the reduction; or

(c)                                  at any other time, a Lender or Lenders whose outstanding Loans and undrawn Commitments aggregate 66 2/3% or more of all the outstanding Loans and undrawn Commitments of all the Lenders.

Mandated Lead Arrangers means:

(a)                                 the Original Mandated Lead Arrangers; and

(b)                                 any other person designated as a mandated lead arranger by the Original Mandated Lead Arrangers and the Company.

Margin means: in respect of each Facility, the rate per annum calculated in accordance with Subclause 9.3 (Margin).

Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System.

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations, including for so long as Target Shares constitute Margin Stock, Target Shares.

Material Adverse Effect means a material adverse effect on:

(a)                                 the business or financial condition of the Group as a whole; or

(b)                                 the ability of the Obligors as a whole to perform their payment obligations under the Finance Documents or their obligations under Clause 19 (Financial covenants).

Material Subsidiary means, at any time, a Subsidiary of the Company if the turnover of that Subsidiary then equals or exceeds 10 per cent. of the turnover of the Group.

For this purpose:

(a)                                 subject to paragraph (b) below:

(i)                                     the contribution of a Subsidiary of the Company will be determined from its financial statements which were consolidated into the latest audited consolidated financial statements of the Company; and

(ii)                                  the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company;

(b)                                 if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Company were prepared:

(i)                                     the contribution of the Subsidiary will be determined from its latest financial statements; and

(ii)                                  the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company but adjusted to take into account any subsequent acquisition or disposal of a business or a company (including that Subsidiary);

(c)                                  the contribution of a Subsidiary will, if it has Subsidiaries, be determined from its unconsolidated financial statements and exclude intra-group items which would be eliminated in the consolidated financial statements of the Company;

(d)                                 if a Material Subsidiary disposes of all or substantially all of its assets to another member of the Group, it will immediately cease to be a Material Subsidiary and the other member of the Group (if it is not the Company or already a Material Subsidiary) will immediately become a Material Subsidiary;

(e)                                  a Subsidiary of the Company (if it is not already a Material Subsidiary) will become a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest audited consolidated financial statements of the Company, and a Subsidiary of the Company (if it is already a Material Subsidiary) will cease to be a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would not have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest audited consolidated financial statements of the Company; and

(f)                                   except as specifically mentioned in paragraphs (d) or (e) above, a member of the Group will remain a Material Subsidiary until the next audited or unaudited consolidated financial statements of the Company show otherwise under paragraph (a) above.

If there is a dispute as to whether or not a member of the Group is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

Maturity Date means, for a Revolving Facility Loan, the last day of the Term of a Loan.

Merger Act means the Swiss Federal Act on Merger, Demergers, Conversion and Transfer of Assets and Liabilities.

Mergerco means an entity incorporated in Switzerland which is a Subsidiary of the Company.

Moody’s means Moody’s Investors Service Limited or any successor to its ratings business.

New Lender has the meaning given to it in Subclause 28.2 (Assignments and transfers by Lenders).

New plc means a newly incorporated company that is or will become the ultimate parent of the Group pursuant to a Permitted Reorganisation.

Non-Recourse Indebtedness means any indebtedness incurred by a Subsidiary of the Company (other than an Obligor) at any time made available in connection with the financing of any asset or project, in respect of which the payment of that indebtedness is to be made from the revenues arising out of that asset or project, with recourse to the revenues and any other assets used in connection with, or forming the subject matter of, that asset or project but without recourse (other than through the enforcement of any Security Interest given by any shareholder or the like in the debtor over its shares or like interest in the capital of the debtor or with such other limited recourse as the Majority Lenders may from time to time agree with the Company) to:

(a)                                 except in the case of a Project Company, any other assets of the company incurring such indebtedness; or

(b)                                 any other member of the Group or any of its assets; or

(c)                                  any guarantee, bond, security or other security interest from any member of the Group.

Obligor means a Borrower or a Guarantor.

Offer means the public offer for the Target Shares made by the Company (or on its behalf) to the shareholders of the Target on the terms and subject to the conditions referred to in the Implementation Agreement and as set out in the Offer Documents, as that offer may be amended from time to time in a manner allowed under the Implementation Agreement and this Agreement.

Offer ADSs has the meaning given to the term ADSs in the Implementation Agreement.

Offer Cash Consideration has the meaning given to the term Cash Consideration in the Implementation Agreement.

Offer Closing occurs on the acceptance and payment of the Offer Cash Consideration for the Target Shares and the issue of the Offer Share Consideration for the Target Shares promptly after the Expiration Time (as defined in the Implementation Agreement), in each case pursuant to and subject to the conditions of the Offer (excluding, for the avoidance of doubt, any payment or issue relating to the Squeeze-out Merger) by or on behalf of the Group.

Offer Closing Date means the date upon which the Offer Closing occurs.

Offer Documents has the meaning given to that term in the Implementation Agreement.

Offer Expiry Date means the date upon which the Offer lapses, terminates or is withdrawn.

Offer Shares has the meaning given to the term Ares Shares in the Implementation Agreement.

Offer Share Consideration has the meaning given to the term Share Consideration in the Implementation Agreement.

Offer Total Cash Consideration has the meaning given to the term Total Cash Consideration in the Implementation Agreement.

Original Facility B Final Maturity Date means the date falling 12 months after the date of this Agreement.

Original Financial Statements means the audited consolidated financial statements of the Company for the year ended 31 December 2012.

Original Obligor means the Original Borrower or an Original Guarantor.

Participating Member State means a member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

PBGC means the Pension Benefit Guaranty Corporation of the U.S. established pursuant to Section 4002 of ERISA.

Permitted Reorganisation means all steps necessary or desirable to ensure:

(a)                                 that New plc becomes the ultimate parent of the Group and its shares become admitted to the Official List and to trading on the London Stock Exchange;

(b)                                 that the Company becomes a directly wholly-owned Subsidiary of New plc; and

(c)                                  that the listing of the shares of the Company on the Official List is cancelled and the shares of the Company cease to be admitted to trading on the London Stock Exchange, provided that:

(i)                                     the shareholders of New plc are the same persons as the then current shareholders of AMEC plc immediately prior to the Permitted Reorganisation;

(ii)                                  New plc has the same financial year end as AMEC plc; and

(iii)                               New plc has acceded to this Agreement as an Additional Guarantor.

Plan means an employee benefit plan as defined in section 3(3) of ERISA:

(a)                                 maintained by any Obligor or any ERISA Affiliate; or

(b)                                 to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

Pro Rata Share means:

(a)                                 for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under the relevant Facility bears to all of the Commitments under that Facility; and

(b)                                 for any other purpose on a particular date:

(i)                                     the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)                                  if there is no Loans outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii)                               if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled; or

(iv)                              when the term is used in relation to a Facility, the above proportions, but applied only to the Loans and Commitments for that Facility.

For the purposes of paragraph (iv) above, the Facility Agent will determine, in the case of dispute, whether the term in any case relates to a particular Facility.

Project Company means:

(a)                                 after the Offer Closing Date, FW Power S.R.L., Voreas S.R.L. and Lomellina Energia S.R.L.; and

(b)                                 a Subsidiary of the Company which:

(i)                                     is a single purpose company whose sole business comprises the ownership, creation, development or exploitation of certain of its assets; and

(ii)                                  has no Financial Indebtedness other than Non-Recourse Indebtedness.

Purchaser Group means the Group but excluding any member of the Target Group.

Rate Fixing Day means:

(a)                                 the first day of a Term for a Loan denominated in Sterling;

(b)                                 the Second Business Day before the first day of a Term for a Loan denominated in any other currency (other than euro); or

(c)                                  the second TARGET Day before the first day of a Term for a Loan denominated in euro.

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)                                 in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or

(b)                                 in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

Reference Banks means the Crédit Agricole Corporate and Investment Bank, Lloyds Bank plc and Royal Bank of Canada and any other bank or financial institution appointed as such by the Facility Agent in consultation with the Company under this Agreement.

Relevant Person has the meaning given to that term in Clause 17.19 (Sanctions).

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Subclause 17.21 (Times for making representations and warranties) or any other Finance Document.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Request means a request for a Loan, substantially in the form of Part 1 or Part 2 of Schedule 3 (Requests).

Resignation Request means a letter substantially in the form of Schedule 8 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

Restricted Margin Stock means, as of any date of determination with respect to an extension of credit under this Agreement (as determined in accordance with the Margin Regulations), the maximum amount of Margin Stock which may be subject to the Restrictive Arrangements, such that, as of such date of determination, after applying the proceeds of such credit, not more than 25% of the aggregate value of the assets subject to the Restrictive Arrangements (including the value of such Margin Stock subject to the Restrictive Arrangements) is represented by Margin Stock.

Restrictive Arrangements means any restriction on the right or ability of the Group to sell, pledge or otherwise dispose of Margin Stock owned by the Group contained in 8.5 (Mandatory prepayment — relevant disposal), Clause 20.5 (Negative pledge) and/or Clause 20.6 (Disposals) of this Agreement.

Revolving Facility means the revolving credit facility made available under this Agreement as described in paragraph (d) of Clause 2.1 (Facilities).

Revolving Facility Commitment means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading Revolving Facility Commitments in Schedule 1 (Original Parties) and the amount of any other Revolving Facility Commitment it acquires under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Revolving Facility Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

Rollover Loan means, unless provided to the contrary in this Agreement, one or more Revolving Facility Loans:

(a)                                 to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan;

(c)                                  in the same currency as the maturing Revolving Facility Loan; and

(d)                                 to be made to the same Borrower for the purpose of refinancing a maturing Revolving Facility Loan.

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its ratings business.

Sanctions has the meaning given to that term in Clause 17.19 (Sanctions).

Screen Rate means:

(a)                                 in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b)                                 in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or; in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.

SEC means the U.S. Securities and Exchange Commission.

Second Extended Facility B Final Maturity Date has the meaning given to that term in Clause 5.4 (Extension of Final Maturity Date for Facility B).

Second Extension Request has the meaning given to that term in Clause 5.4 (Extension of Final Maturity Date for Facility B).

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests).

Squeeze-out Merger means the merging of the Target with and into Mergerco (with Mergerco being the surviving entity) pursuant to article 8 paragraph 2 and article 18 paragraph 5 of the Merger Act.

Sterling and £ means the lawful currency of the United Kingdom.

Subsidiary means:

(a)                                 in respect of the Company and any member of the Group incorporated in England and Wales, a subsidiary within the meaning of section 1159 of the Companies Act 2006 and, in relation to the financial statements of the Group, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006; and

(b)                                 in respect of any member of the Group incorporated outside England and Wales, an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Successful Syndication has the meaning given to that term in the Syndication Letter.

Syndication Date means the later of:

(a)                                 the date on which the Original Mandated Lead Arrangers confirm that Successful Syndication has occurred; and

(b)                                 the date falling six months after the date of this Agreement.

Syndication Letter means the syndication letter dated on or about the date of this Agreement between the Original Mandated Lead Arrangers and the Company.

Target means Foster Wheeler AG.

Target Group means the Target and its Subsidiaries.

Target Shares means the registered shares with a par value of CHF 3.00 each in the capital of the Target not already directly or indirectly owned by the Company (including any shares in the capital of the Target issued or to be issued whilst the Offer remains open for acceptance).

TARGET2 means the Trans European Automated Real time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

TARGET Day means a day on which TARGET2 is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Term Facility means Facility A, Facility B or Facility C.

Term Loan means a Facility A Term Loan, a Facility B Term Loan or a Facility C Term Loan.

Total Commitments means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments, the Total Facility C Commitments and the Revolving Facility Commitments.

Total Facility A Commitments means the aggregate of the Facility A Commitments, being US$250,000,000 at the date of this Agreement.

Total Facility B Commitments means the aggregate of the Facility B Commitments, being US$830,000,000 at the date of this Agreement.

Total Facility C Commitments means the aggregate of the Facility C Commitments, being US$830,000,000 at the date of this Agreement.

Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments, being US$250,000,000 at the date of this Agreement.

Transaction Documents means the Finance Documents and the Acquisition Documents.

Transfer Certificate means a certificate, substantially in the form of Schedule 4 (Form of Transfer Certificate), or any other form agreed between the Facility Agent and the Company.

Trigger Event means:

(a)                                 the Company is given a long-term corporate credit rating by S&P and Moody’s  and that long-term corporate credit rating is (i) BBB- or higher in the case of S&P and (ii) Baa3 or higher in the case of Moody’s or, in each case, an equivalent rating from such credit rating agencies; and

(b)                                 the Company has issued unsecured bonds in the public international capital markets.

Unrestricted Margin Stock means any Margin Stock which is not Restricted Margin Stock.

UK means the United Kingdom.

US and U.S. means the United States of America.

U.S. Dollar or US$ means the lawful currency of the United States of America, its territories and possessions.

US Tax Obligor means:

(a)                                 a Borrower which is resident for tax purposes in the United States of America; or

(b)                                 an Obligor some or all of whose payments under the Finance Documents are from sources within the United States of America for US federal income tax purposes.

U.S. Obligor means an Obligor that is incorporated or organised under the laws of the United States of America or any State of the United States of America (including the District of Colombia) or that resides or has a domicile, a place of business or property in the United States of America.

Utilisation Date means in relation to a Facility each date on which that Facility is utilised.

1.2                               Construction

(a)                                The following definitions have the meanings given to them in Clause 19 (Financial covenants):

(i)                                     Adjusted Consolidated EBITDA;

(ii)                                  Consolidated EBIT;

(iii)                               Consolidated EBITDA;

(iv)                              Consolidated Eligible Cash and Cash Equivalents;

(v)                                 Consolidated Finance Costs;

(vi)                              Consolidated Interest Receivable;

(vii)                           Consolidated Net Finance Costs;

(viii)                        Consolidated Total Borrowings;

(ix)                              Consolidated Total Net Borrowings;

(x)                                 Exceptional Item;

(xi)                              Leverage Test; and

(xii)                           Measurement Period.

(b)                                In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii)                                  assets includes present and future properties, revenues and rights of every description;

(iii)                               an authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)                              disposal means a sale, transfer, lease, or other disposal, and dispose will be construed accordingly;

(v)                                 indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(vi)                              customer due diligence requirements are to the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)                           a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(viii)                        a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)                              a Default being outstanding means that it has not been remedied or waived;

(x)                                 a provision of law is a reference to that provision as extended, applied, amended or re-enacted;

(xi)                              a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xii)                           a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xiii)                        a Finance Document or other document or security includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other document or security, including any change in the purpose of, any extension for or any increase in the amount of a facility or any additional facility; and

(xiv)                       a time of day is a reference to London time.

(c)                                 Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                                     if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                                  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                               notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)                                Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, subject to Clause 27.2 (Exceptions) but otherwise notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.

(e)                                 Unless the contrary intention appears:

(i)                                     a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)                                  a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)                               any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

(f)                                  The headings in this Agreement do not affect its interpretation.

(g)                                  In relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include:

(i)                                     the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or

(ii)                                  any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

2.                                      FACILITIES

2.1                               Facilities

Subject to the terms of this Agreement, the Lenders make available:

(a)                       to the Original Borrower a term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(b)                       to the Original Borrower a term loan facility in an aggregate amount equal to the Total Facility B Commitments;

(c)                        to the Original Borrower a term loan facility in an aggregate amount equal to the Total Facility C Commitments; and

(d)                       to the Borrowers a revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments.

2.2                               Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a)                       the obligations of a Finance Party under the Finance Documents are several;

(b)                       failure by a Finance Party to perform its obligations does not affect the obligations of any other person under the Finance Documents;

(c)                        no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)                       the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)                        a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)                         a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.                                      PURPOSE

3.1                               Loans

(a)                                Each Term Loan Facility may only be used in or towards:

(i)                                     the financing of the Acquisition;

(ii)                                  the payment of Acquisition Costs and any other fees, costs and expenses associated with the Facilities; and

(iii)                               the refinancing of the Existing Term Facility Indebtedness (including, without limitation, the payment of any related fees, break costs or other costs and expenses).

(b)                                Each Loan under the Revolving Facility may only be used for general corporate purposes (provided that no amounts under the Revolving Facility may be utilised for any of the purposes referred to in paragraphs (a)(i) and (iii) above).

3.2                               No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of any Facility.

4.                                      CONDITIONS PRECEDENT

4.1                               Conditions precedent documents

(a)                                The Lenders will only be obliged to comply with Clause 5.3 (Advance of Loan) in relation to any Loan if, on or before the Utilisation Date for that Loan, the Facility Agent has notified the Company and the Lenders that it has received (or, with the consent of the Lenders, waived receipt of) all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent.

(b)                                The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2                               Further conditions precedent

Subject to Clause 4.4 (Certain Funds), the obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)                                 the Repeating Representations are correct in all material respects; and

(b)                                 no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

4.3                               Maximum number

Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than:

(a)                                 5 Facility A Loans;

(b)                                 5 Facility B Loans;

(c)                                  5 Facility C Loans; and

(d)                                 10 Revolving Facility Loans,

outstanding.

4.4                               Certain Funds

(a)                                Definitions

In this Clause 4.4 (Certain Funds):

Certain Funds Loan means:

(a)                                 any Term Loan; and

(b)                                 any Revolving Facility Loan but only if the proceeds of that Revolving Facility Loan are applied directly or indirectly to meet any funding requirements of the Target Group.

Certain Funds Period means the period from and including the date of this Agreement to and including the earlier of:

(i)                                     the Offer Expiry Date;

(ii)                                  the date of completion of the Acquisition; or

(iii)                               the date falling 12 months after the date of this Agreement.

Major Breach means a breach of:

(i)                                     Clause 20.2 (Authorisations);

(ii)                                  Clause 20.3 (Compliance with laws);

(iii)                               Clause 20.4 (Pari passu ranking);

(iv)                              Clause 20.5 (Negative pledge);

(v)                                 Clause 20.6 (Disposals);

(vi)                              Clause20.7 (Financial Indebtedness);

(vii)                           Clause 20.9 (Mergers);

(viii)                        Clause 20.12 (United States laws);

(ix)                              Clause 20.13 (Sanctions);

(xii)         Clause 20.15 (Acquisitions); or

(xiii)                         Clause 20.16 (Acquisition covenants).

Major Default means any of the following Events of Default:

(i)                                     Clause 21.2 (Non-payment);

(ii)                                  Clause 21.3 (Breach of other obligations) but only insofar as it relates to a Major Breach;

(iii)                               Clause 21.4 (Misrepresentation) but only insofar as it relates to a Major Representation;

(iv)          Clauses 21.6 (Insolvency) and 21.7 (Insolvency proceedings);

(v)                                 Clause 21.9 (Cessation of business);

(vi)                              Clause 21.10 (Effectiveness and validity of Finance Documents); and

(vii)                           Clause 21.11 (Ownership of the Obligors).

Major Representation means any of the following representations and warranties contained in this Agreement:

(i)                                     Clause 17.2 (Status);

(ii)                                  Clause 17.3 (Powers and authority);

(iii)                               Clause 17.4 (Legal validity);

(iv)                              Clause 17.5 (Non-conflict);

(v)                                 Clause 17.7 (Authorisations);

(vi)                              Clause 17.14 (Jurisdiction/governing law);

(vii)                           Clause 17.17 (Pari passu ranking);

(viii)                        Clause 17.18 (United States laws); or

(ix)                              Clause 17.19 (Sanctions).

(b)                                Certain Fund Requirements

(i)                                     Notwithstanding any other term of this Agreement and subject to paragraph (ii) below, during the Certain Funds Period no Lender may and the Facility Agent may not:

(A)                               refuse to participate in any Certain Funds Loan;

(B)                               cancel any of its Commitment under a Facility to the extent to do so would prevent or limit the making of an Certain Funds Loan;

(C)                               exercise any right of rescission, termination, set-off or similar right or remedy or enforce any claim which it may have in relation to any Certain Funds Loan; or

(D)                               cancel, accelerate or cause repayment of any Certain Funds Loan.

(ii)                                  Paragraph (i) does not apply if:

(A)                               the Company has not delivered all of the documents required under Clause 4.1 (Conditions precedent documents) or Part 1 of Schedule 2 (Conditions precedent documents) provided that the Lenders or Facility Agent may only refuse to make available any Loan but may not take any other step referred to in paragraph (i) above solely as a result of such failure of the Company to deliver such documents;

(B)                               a Major Representation is not correct in all material respects when made or repeated;

(C)                               a Major Default is continuing or would result from the proposed Certain Funds Loan; or

(D)                               any change of control, as defined in Clause 7.2 (Repayment of Facility B Loans), occurs in respect of the Company; or

(E)                                it is unlawful for a Finance Party to perform any of its obligations under the Finance Documents.

(iii)                               Nothing in this Clause 4.4 (Certain Funds) affects the rights of any Finance Party in respect of any outstanding Default upon expiry of the Certain Funds Period irrespective of whether that Default occurred during the Certain Funds Period or not.

5.                                      UTILISATION

5.1                               Giving of Requests

(a)                                A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)                                Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)                                 Each Request is irrevocable.

5.2                               Completion of Requests

(a)                                A Request for a Loan will not be regarded as having been duly completed unless:

(i)                                     it identifies the Facility under which the Loan is to be made;

(ii)                                  it identifies the Borrower;

(iii)                               the Utilisation Date is a Business Day falling within the Availability Period applicable to the relevant Facility;

(iv)                              the amount of the Loan requested is:

(A)                               a minimum of US$10,000,000 and an integral multiple of US$1,000,000;

(B)                               the maximum undrawn amount available under the relevant Facility on the proposed Utilisation Date; or

(C)                               such other amount as the Facility Agent may agree;

(v)                                 the proposed Term complies with this Agreement; and

(vi)                              the proposed currency complies with this Agreement.

(b)                                Only one Loan may be requested in a Request.

5.3                               Advance of Loan and limitations on utilisations

(a)                                The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)                                The amount of each Lender’s share of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)                                 No Lender is obliged to participate in a Loan if, as a result:

(i)                                     its share in the Loans under a Facility would exceed its Commitment under that Facility; or

(ii)                                  the Loans under a Facility would exceed the aggregate of the Commitments of all the Lenders under that Facility.

(d)                                 A Facility B Loan may not be utilised unless a pro rata utilisation of Facility C is made on the same date as the utilisation of the applicable Facility B Loan.

(e)                                 A Facility C Loan may not be utilised unless a pro rata utilisation of Facility B is made on the same date as the utilisation of the applicable Facility C Loan.

(f)                                  A Facility A Loan may not be utilised unless Facility B and Facility C have been or will be utilised in full on the date of that utilisation.

(g)                                 The Revolving Facility may not be utilised unless an acquisition of the Target Shares pursuant to the Offer has or will have been completed on or prior to the requested Utilisation Date for that Revolving Facility Loan.

(h)                                If the conditions set out in this Agreement have been met, each Lender must make its share in the requested Loan available to the Facility Agent for the relevant Borrower through its Facility Office by no later than 2.00pm on the Utilisation Date.

5.4                               Extension of Final Maturity Date for Facility B

(a)                                The Company may request (a First Extension Request) that the Original Facility B Final Maturity Date  be extended for a further period of 6 months by giving notice to the Facility Agent no more than 15 Business Days, and not less than 5 Business Days, before the Original Facility B Final Maturity Date.  If the Facility Agent receives a First Extension Request it must promptly forward a copy of that request to the Lenders under Facility B.

(b)                                Following delivery of a First Extension Request and subject to the payment of the First Extension Fee referred to in paragraph (c) below, the Original Facility B Final Maturity Date will be extended for a further period of 6 months (such extended Final Maturity Date being the Extended Facility B Final Maturity Date).

(c)                                 The Company must pay to the Lenders under Facility B on the Original Facility B Final Maturity Date before it is extended pursuant to the First Extension Request an extension fee (the First Extension Fee) of 0.20 per cent. on the Total Facility B Commitments on that date.

(d)                                If the Original Facility B Final Maturity Date has been extended to the Extended Facility B Final Maturity Date, the Company may request (a Second Extension Request) that the Extended Facility B Final Maturity Date be extended for a further period of 6 months by giving notice to the Facility Agent no more than 15 Business Days, and not less than 5 Business Days, before the Extended Facility B Final Maturity Date. If the Facility Agent receives a Second Extension Request it must promptly forward a copy of that request to the Lenders under Facility B.

(e)                                 Following delivery of a Second Extension Request and subject to the payment of the Second Extension Fee referred to in paragraph (f) below, the Extended Facility B Final Maturity Date will be extended for a further period of 6 months (the Second Extended Facility B Final Maturity Date).

(f)                                  The Company must pay to the Lenders under Facility B on the Extended Facility B Final Maturity Date before it is extended pursuant to the Second Extension Request an extension fee (the Second Extension Fee) of 0.25 per cent. on the Total Facility B Commitments on that date.

(g)                                 Any request for an extension under this Clause is irrevocable.

6.                                      OPTIONAL CURRENCIES

6.1                               General

In this Clause:

US Dollar Amount of a Loan or part of a Loan means:

(a)                                 if the Loan is denominated in US Dollar, its amount; or

(b)                                 if the Loan is denominated in an Optional Currency, its equivalent in US Dollar calculated on the basis of the Agent’s Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

Optional Currency means any currency (other than US Dollar) in which a Loan may be denominated under this Agreement.

6.2                               Selection

(a)                                 A Facility B Loan, Facility C Loan or Revolving Facility Loan may be denominated in Optional Currencies only if the Borrower has notified the Facility Agent on or before delivering the first Request for a Loan under this Agreement that it requires Facility B Loans, Facility C Loans and Revolving Facility Loans to be made available in Optional Currencies.

(b)                                 In the case of an initial utilisation of a Facility B Loan, a Facility C Loan and a Revolving Facility Loan, the Borrower must select the currency of that Facility B Loan, Facility C Loan or Revolving Facility Loan in the applicable Request for that Loan.

(c)                                  Thereafter, in each Selection Notice delivered by the Borrower in respect of the applicable Facility B Loan or Facility C Loan, the Borrower must select the same currency for the applicable Loan as the currency specified in the Request for the initial utilisation of the applicable Loan. If the Borrower fails to issue a Selection Notice in relation to a Facility B Loan or Facility C Loan, it shall be deemed to have requested that the Loan will remain denominated for its next Term in the same currency in which it is then outstanding.

(d)                                 The currency selected by the Borrower in a Request for an initial utilisation of a Facility B Loan, a Facility C Loan and a Revolving Facility Loan may be US Dollars or an Optional Currency.  The amount of a Facility B Loan, Facility C Loan or Revolving Facility Loan requested in an Optional Currency must be a minimum amount of the equivalent of US$10,000,000 and an integral multiple of 1,000,000 units of that currency.

(e)                                  All Facility A Loans may only be denominated in US Dollars.

6.3                               Conditions relating to Optional Currencies

A Facility B Loan, Facility C Loan or Revolving Facility Loan may be denominated in an Optional Currency for a Term if:

(a)                                 that Optional Currency is readily available in the amount required and freely convertible into US Dollars in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

(b)                                 that Optional Currency is euro or Sterling.

6.4                               Revocation of currency

(a)                                 Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

(i)                                     the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

(ii)                                  participating in a Loan the proposed Optional Currency will or could reasonably be expected to contravene any law or regulation applicable to it,

the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

(b)                                 In this event:

(i)                                     that Lender must participate in the Loan in US Dollar (in an amount equal to that Lender’s proportion of the US Dollar Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the US Dollar Amount of the Rollover Loan that is due to be made); and

(ii)                                  the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in US Dollars during that Term.

(c)                                  Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loan or currencies outstanding at any one time.

(d)                                A Revolving Facility Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this Subclause.

6.5                               Optional Currency equivalents

The equivalent in US Dollars of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

(a)                                 whether any limit under this Agreement has been exceeded;

(b)                                 the amount of a Loan;

(c)                                  the share of a Lender in a Loan;

(d)                                 the amount of any repayment or prepayment of a Loan; or

(e)                                  the undrawn amount of a Lender’s Commitment,

is its US Dollar Amount.

6.6                               Notification

The Facility Agent must notify the Lenders and the Company of the relevant US Dollar Amount (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained.

6.7                               Same Optional Currency during successive Interest Periods

(a)                                 If a Facility B Loan or Facility C Loan is to be denominated in the same Optional Currency during two successive Terms, the Facility Agent must calculate the amount of the Facility B Loan or Facility C Loan (as applicable) in the Optional Currency for the second of those Terms.

(b)                                 The amount of that Facility B Loan or Facility C Loan (as applicable) in the Optional Currency for the second Term will be the amount determined by notionally converting the US Dollar Amount of the applicable Facility B Loan or Facility C Loan into that Optional Currency at the Agent’s Spot Rate of Exchange.

(c)                                  If the amount calculated is less than the existing amount of the applicable Facility B Loan or Facility C Loan in the Optional Currency during the first Term, the Facility Agent must promptly notify the Borrower that borrowed the applicable Facility B Loan or Facility C Loan and, subject to paragraph (e) below, that Borrower must repay on the last day of the first Term an amount in the applicable Optional Currency equal to the difference and the amount of the applicable Facility B Loan or Facility C Loan in the Optional Currency will be reduced accordingly.

(d)                                 If the amount calculated is more than the existing amount of applicable Facility B Loan or Facility C Loan in the Optional Currency during the first Term, the Facility Agent must promptly notify each Lender and, subject to paragraph (e) and (f) below, each Lender must advance in the applicable Optional Currency on the last day of the first Term its Pro Rata Share of an amount equal to the difference and the amount of the applicable Facility B Loan or Facility C Loan in the Optional Currency will be increased accordingly.

(e)                                  If the calculation made by the Facility Agent under paragraph (a) above shows that the amount of the applicable Facility B Loan or Facility C Loan in the Optional Currency has increased or decreased by less than five per cent. since it was borrowed or (if later) the most recent adjustment under paragraph (c) or (d) above, no payment is required under paragraph (c) or (d) above and the amount of the applicable Facility B Loan or Facility C Loan will remain the same.

(f)                                  Each Lender will only be obliged to make any payment increasing the amount of a Facility B Loan or Facility C Loan in an Optional Currency under this Clause if on the date of the relevant payment no Default is outstanding or would result from that payment.

7.                                      REPAYMENT

7.1                               Repayment of Facility A Loans

Each Borrower must repay the Facility A Loans in full on the Final Maturity Date for Facility A.

7.2                               Repayment of Facility B Loans

Each Borrower must repay the Facility B Loans in full on the Final Maturity Date for Facility B.

7.3                               Repayment of Facility C Loans

Each Borrower must repay the Facility C Loans on each date (each a Facility C Repayment Date) set out in the column Facility C Repayment Date below in the amount equal to the percentages set out in the column Facility C Repayment Instalment below in the row corresponding to the relevant Facility C Repayment Date.

Facility C Repayment Date	Facility C Repayment Instalment (percentage of all Facility C Loans outstanding at the end of the Facility C Availability Period)
The date falling 3 years after the date of this Agreement	33.3%
The date falling 4 years after the date of this Agreement	33.3%

Each Borrower must repay, on the Final Maturity Date for Facility C, all Facility C Loans outstanding on that date.

7.4                               Repayment of the Revolving Facility Loans

(a)                                Subject to paragraph (c) below, each Borrower must repay each Revolving Facility Loan made to it in full on its Maturity Date.

(b)                                Subject to the other terms of this Agreement, any amounts repaid under paragraph 7.1 above may be re-borrowed.

(c)                                 Without prejudice to each Borrower’s obligation under paragraph 7.1 above, if:

(i)                                     one or more Revolving Facility Loans are to be made available to a Borrower:

(A)                               on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(B)                               in the same currency as the maturing Revolving Facility Loan; and

(C)                               in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan, and

(ii)                                  the proportion borne by each Lender’s share in the maturing Revolving Facility Loan to the amount of the maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s share in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans will be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)                               if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

I.                                        the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

II.                                   each Lender’s share (if any) in the new Revolving Facility Loans will be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s share (if any) in the maturing Revolving Facility Loan and that Lender will not be required to make its share in the new Revolving Facility Loans available in cash; and

(B)                               if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

I.                                        the relevant Borrower will not be required to make any payment in cash; and

II.                                   each Lender will be required to make its share in the new Revolving Facility Loans available in cash only to the extent that its share in the new Revolving Facility Loans exceeds that Lender’s share in the maturing Revolving Facility Loan and the remainder of that Lender’s share in the new Revolving Facility Loans will be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s share in the maturing Revolving Facility Loan.

8.                                      PREPAYMENT AND CANCELLATION

8.1                               Mandatory prepayment — illegality

(a)                                A Lender must notify the Facility Agent promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)                                After notification under paragraph (a) above the Facility Agent must notify the Company promptly that:

(i)                                     each Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

(ii)                                  the Commitment of that Lender will be immediately cancelled.

(c)                                 The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)                                     the last day of the current Term of that Loan; or

(ii)                                  if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

8.2                               Mandatory prepayment — change of control

(a)                               For the purposes of this Subclause:

a change of control occurs if any person or group of persons acting in concert gains control of the Company other than pursuant to a Permitted Reorganisation;

acting in concert means a group who, pursuant to an agreement or understanding (whether formal or informal), co-operate to obtain or consolidate control of, or to consolidate their interests in, the Company; and

control means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, the majority of the maximum number of votes that might be cast at a general meeting of the Company;

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)                               give directions with respect to the management, operating and policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply; and/or

(ii)                                  the holding beneficially of the majority of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(b)                                 The Company must promptly notify the Facility Agent if it becomes aware of any change of control.

(c)                                  After a change of control the Lenders will negotiate with the Company for a period of 30 days from the date of the Company’s notice provided under (b) above with a view to agreeing terms and conditions acceptable to the Company and all the Lenders for continuing the Facility and during that period a Lender will not be obliged to participate in a Loan (except for a Rollover Loan).

(d)                                 If agreement is not reached pursuant to paragraph (c) above by the end of the 30 day period if a Lender so requires and notifies the Facility Agent after the end of the 30 day period referred to in paragraph (c) above, the Facility Agent must, by notice of not less than 30 days to the Company:

(i)                                     cancel the Commitments of that Lender; and

(ii)                                  declare the participations of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

8.3                               Mandatory prepayment — relevant issue

(a)                                 In this Clause 7.3 (Repayment of Facility C Loans):

(i)                                     relevant issue means any public or private bond or other debt or equity securities issue by the Company or by another member of the Group; and

(ii)                                  net proceeds means any amount received by a member of the Group in cash as consideration for a relevant issue less all Taxes, reasonable provisions for Taxes to be incurred and reasonable costs and expenses incurred or made (as applicable) by any member of the Group in connection with that relevant issue.

(b)                                The Company must:

(i)                                     immediately notify the Facility Agent of any relevant issue; and

(ii)                                  apply or procure there is applied, until such time as Facility B has been cancelled and repaid in full, an amount equal to the net proceeds from any relevant issue in or towards:

(A)                               first, cancellation of any unutilised Commitment under Facility B; and

(B)                               thereafter, the prepayment of Facility B.

(c)                                 Any prepayment under this Clause 8.3 (Mandatory prepayment — relevant issue) must be made on or before the date falling 5 Business Days after receipt of the net proceeds and any cancellation under this Clause 8.3 (Mandatory prepayment — relevant issue) shall be deemed to be made at close of business on the date of receipt of the net proceeds.

8.4                               Mandatory prepayment — Target distributions

(a)                                In this Clause 8.4 (Mandatory prepayment — Target distributions), relevant distribution means all cash dividends and any other distribution of cash received directly or indirectly by the Group (other than the Target Group) from the Target Group less all Taxes, reasonable provisions for Taxes to be incurred and reasonable costs and expenses incurred or made (as applicable by any member of the Group) in connection with that dividend or distribution.

(b)                                The Company must:

(i)                                     immediately notify the Facility Agent of any relevant distribution; and

(ii)                                  apply or procure there is applied, until Facility A is has been cancelled and repaid in full, all relevant distributions in or towards:

(A)                               first, cancellation of any unutilised Commitment under Facility A; and

(B)                               thereafter,  the prepayment of Facility A.

(c)                                 Any prepayment under this Clause 8.4 (Mandatory prepayment — Target distributions) must be made on or before the date falling 5 Business Days after receipt of the relevant distribution and any cancellation under this Clause 8.4 (Mandatory prepayment — Target distributions) shall be deemed to be made at close of business on the date of receipt of the relevant distribution.

8.5                               Mandatory prepayment — relevant disposal

(a)                                In this Clause 8.5 (Mandatory prepayment — relevant disposal):

(i)                                     Excluded Disposal Proceeds means:

(A)                               the net disposal proceeds from any individual disposal in any financial year of the Group provided that the net disposal proceeds for that individual disposal are:

I.                                        less than £25,000,000 (or its equivalent in other currencies) prior to the Disposal Basket Threshold (as defined below) for that financial year being reached; and

II.                                   less than £5,000,000 (or its equivalent in other currencies) on or after the Disposal Basket Threshold (as defined below) for that financial year has been reached; and

(B)                                        the aggregate of all net disposal proceeds in any financial year (including from any individual disposals referred to in paragraph (A)(I) above but excluding any individual disposals referred to in paragraph (A)(II) above) provided that such aggregate net disposal proceeds do not exceed £100,000,000 (or its equivalent in other currencies) (the Disposal Basket Threshold);

(ii)                                   net disposal proceeds means any amount received in cash by a member of the Group as consideration for a relevant disposal, Taxes, reasonable provisions for Taxes to be incurred and reasonable costs and expenses incurred or made (as applicable) by any member of the Group in connection with that relevant disposal;

(iii)                                net proceeds means the net disposal proceeds less any Excluded Disposal Proceeds; and

(iv)                               relevant disposal means a disposal of any asset or business (whether by way of share or asset sale) by a member of the Group to a person who is not a member of the Group excluding any disposal permitted pursuant to sub-paragraphs (i), (ii), (iv), (v), (vii), (viii) or (ix) of Clause 20.6(b).

(b)                                The Company must:

(i)                                     immediately notify the Facility Agent of any relevant disposal; and

(ii)                                  apply or procure there is applied, until such time as Facility B has been cancelled and repaid in full, an amount equal to the net proceeds from any relevant disposal in or towards:

(A)                               first, cancellation of any unutilised Commitment under Facility B; and

(B)                               thereafter, the prepayment of Facility B.

8.6                               Voluntary prepayment

(a)                                The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, prepay (or ensure that a Borrower prepays) any Loan at any time in whole or in part.

(b)                                A prepayment of part of a Loan must be in a minimum amount of US$10,000,000 and an integral multiple of US$1,000,000.

8.7                               Automatic cancellation

(a)                                The Facilities will be automatically cancelled at close of business on the Offer Expiry Date.

(b)                                The unutilised Commitment of each Lender under a Facility will be automatically cancelled at the close of business on the last day of the applicable Availability Period.

(c)                                 Unless a Term Facility has been utilised on or before the last day of the Availability Period for Term Facilities, the Revolving Facility will be automatically cancelled on the last day of the Availability Period for the Term Facilities.

8.8                               Voluntary cancellation

(a)                                The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)                                Partial cancellation of the Total Commitments must be in a minimum amount of US$10,000,000 and an integral multiple of US$1,000,000.

(c)                                 Any cancellation in part of a Facility will be applied against the Commitment of each Lender under that Facility pro rata.

8.9                               Right of repayment and cancellation of a single Lender

(a)                                If an Obligor is, or will be, required to pay to a Lender:

(i)                                     a Tax Payment; or

(ii)                                  an Increased Cost,

the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)                                After notification under paragraph (a) above:

(A)                               each Borrower must repay or prepay that Lender’s share in each Loan made to it on the date specified in paragraph (c) below; and

(B)                               the Commitment of that Lender will be immediately cancelled.

(c)                                 The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)                                     the last day of the Term for that Loan; or

(ii)                                  if earlier, the date specified by the Company in its notification.

8.10                        Re-borrowing of Loans

(a)                               No amount of a Term Loan prepaid or repaid under this Agreement may subsequently be re-borrowed.

(b)                                Any voluntary prepayment of a Revolving Facility Loan under Subclause 8.6 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement.  Any other prepayment or repayment of a Revolving Facility Loan may not be re-borrowed.

8.11                        Application of amounts in prepayment

(a)                                Any partial mandatory prepayment of a Facility C Loan will be applied against the remaining Facility C Repayment Instalments pro rata.

(b)                                Any voluntary prepayment will be applied as between the Facilities in accordance with the instructions of the Company.  Any partial voluntary prepayment of a Facility C Loan will be applied against the remaining Facility C Repayment Instalments pro rata.

8.12                        Miscellaneous provisions

(a)                                Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments.  The Facility Agent must notify the Lenders (in each case as appropriate) promptly of receipt of any such notice.

(b)                                All prepayments under this Agreement must be made with accrued interest on the amount prepaid.  No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)                                 The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)                                No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)                                 No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f)                                  If all or part of a Loan under a Facility is repaid or prepaid and is not available for re-utilisation, an equivalent amount of the Commitments in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph will reduce the Commitments of the Lenders under that Facility pro rata.

9.                                      INTEREST

9.1                               Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR or EURIBOR (as applicable).

9.2                               Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

9.3                               Margin

(a)                                In this Subclause:

Consolidated Total Net Borrowings and Adjusted Consolidated EBITDA have the meanings given to them in Clause 19 (Financial covenants).

(b)                                The initial Margin is for:

(i)                                     Facility A is 0.50 per cent. per annum;

(ii)                                  Facility B is 0.90 per cent. per annum subject to the Ratings Adjustment referred to in paragraph (d) below;

(iii)                               Facility C is 1.30 per cent.  per annum; and

(iv)                              the Revolving Facility is 0.95 per cent. per annum.

(c)                                 Subject to the other provisions of this Subclause, the Margin for Facility A will be calculated in respect of each month referred to in Column A in the table set out below using the Margin set out in Column B in the table set out below:

Column A	Column B
Months from the date of first utilisation of Facility A	Margin for Facility A (per cent. per annum)
0-6 months	0.50
7-9 months	1.50
10-12 months	1.80

(d)                                Subject to the other provisions of this Subclause and the Ratings Adjustment referred to below, the Margin for Facility B will be calculated in respect of each month referred to in Column A in the table set out below using the Margin set out in Column B in the table set out below:

Column A	Column B
Months from the date of this Agreement	Margin for Facility B (per cent. per annum)
0-6 months	0.90
7-12 months	1.25
13-18 months	2.40
19-24 months	2.90

If:

(i)                                     Moody’s and S&P have not assigned a long term corporate credit rating to the Company on or before the later of (A) the date falling 6 months after the date of this Agreement and (B) the date falling 10 Business Days after the Offer Closing Date; or

(ii)                                  at any time Moody’s assigns a long term corporate credit rating to the Company of Baa3 or lower or, having assigned a long term corporate credit rating for the Company, ceases to provide such rating or S&P assigns a long term corporate credit rating to the Company of BBB- or lower or, having assigned a long term corporate credit rating for the Company, ceases to provide such rating, each Margin for Facility B set out in the table above and in paragraph (b)(ii) above shall be increased by 0.10 per cent. per annum (the Ratings Adjustment) on and from:

(iii)                               in the case of paragraph (i) above, the later of (A) the date falling 6 months after the date of this Agreement and (B) the date falling 10 Business Days after the Offer Closing Date until such time as Moody’s and S&P have assigned a long term corporate credit rating to the Company; and

(iv)                              in the case of paragraph (ii) above, the date on which such long term corporate credit rating is assigned to the Company or ceases to be provided until the date on which Moody’s and S&P assign a long term corporate credit rating to the Company of Baa2 or higher in the case of Moody’s or BBB or higher in the case of S&P.

(e)                                 Subject to the other provisions of this Subclause, the Margin for Facility C and the Revolving Facility will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate and financial statements for the relevant person:

Ratio of Consolidated Total Net Borrowings to Adjusted Consolidated EBITDA	Margin for Facility C (per cent. per annum)	Margin for Revolving Facility (per cent. per annum)

Greater than or equal to 3.0	2.05	1.80
less than 3.0 but greater than or equal to 2.5	1.75	1.50
less than 2.5 but greater than or equal to 2.0	1.55	1.15
less than 2.0 but greater than or equal to 1.5	1.30	0.95
less than 1.5 but greater than or equal to 1.0	1.15	0.80
less than 1.0	1.00	0.70

(f)                                  Any change in the Margin for Facility C and the Revolving Facility will, subject to paragraph (g) below, apply on the third Business Day following receipt by the Facility Agent of the relevant Compliance Certificate and financial statements.

(g)                                 For so long as:

(i)                                     the Company is in default of its obligation under this Agreement to provide a Compliance Certificate or relevant financial statements; or

(ii)                                  an Event of Default is outstanding,

the Margin will be the highest applicable rate, being 1.80 per cent. per annum for Facility A, 2.90 per cent. per annum (or, if a Ratings Adjustment has occurred, 3.00 per cent. per annum) for Facility B, 2.05 per cent. per annum for Facility C and 1.80 per cent. per annum for the Revolving Facility.

(h)                                If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the subsequent financial statements of the Company the Margin will instead be calculated by reference to the subsequent financial statements of the Company.  Any change will have a retrospective effect.  If, in this event, any amount of interest has been paid by a Borrower on the basis of the Compliance Certificate, that Borrower must promptly pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the subsequent financial statements.

9.4                               Interest on overdue amounts

(a)                                If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)                                Interest on (i) an overdue amount in respect a particular Facility is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under that Facility in the currency of the overdue amount and (ii) any other overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under Facility C in the currency of the overdue amount.  For this purpose, the Facility Agent may (acting reasonably):

(i)                                     select successive Terms of any duration of up to three months; and

(ii)                                  determine the appropriate Rate Fixing Day for that Term.

(c)                                 Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

(i)                                     the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)                                  the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)                                Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

9.5                               Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.                              TERMS

10.1                        Selection — Term Loans

(a)                                A Borrower of a Term Loan must select the first Term for that Term Loan in the applicable Request for that Term Loan and may select subsequent Terms in a Selection Notice.

(b)                                Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Facility Agent by the Borrower of that Term Loan not later than 11.00am one Business Day before the Rate Fixing Day for that Term.

(c)                                 The first Term for a Term Loan will start on its Utilisation Date and each subsequent Term will start on the expiry of the preceding Term for the relevant Loan.

(d)                                If the Borrower fails to select a Term for an outstanding Term Loan under paragraph (a) above, that Term will be one month.

(e)                                 Subject to the provisions of this Clause:

(i)                                     each Term for a Facility A Loan or Facility B Loan will be one or three months or any other period agreed by the Company and the Facility Agent (acting on the instructions of all of the Lenders which have a participation in that Term Loan); and

(ii)                                  each Term for a Facility C Loan will be one, three or six months or any other period agreed by the Company and the Facility Agent (acting on the instructions of all the Lenders which have a participation in that Term Loan).

(f)                                  Notwithstanding paragraph (e) above:

(i)                                     the Borrower may select a Term of any period of less than one, three or six months in the case of a Facility C Loan if necessary to ensure there are sufficient Term Loans under Facility C (with an aggregate amount equal to or greater than the relevant Facility C Repayment Instalment) which have a Term ending on the date that the relevant Facility C Repayment Instalment is due to be repaid; and

(ii)                                  in order to facilitate primary syndication of the Facilities, each Term for a Term Loan may also be any other period of less than one month as requested by the Original Mandated Lead Arrangers.

10.2                        Selection — Revolving Facility Loans

(a)                                Each Revolving Facility Loan has one Term only.

(b)                                A Borrower must select the Term for a Revolving Facility Loan in the relevant Request.

(c)                                 Subject to the provisions of this Clause, each Term for a Revolving Facility Loan will be one, two, three or six months or any other period agreed by the Company and the Facility Agent (acting on the instructions of all the Lenders which have a participation in the Revolving Facility).

(d)                                Each Term for a Revolving Facility Loan shall start on the Utilisation Date of that Revolving Facility Loan.

(e)                                 Notwithstanding paragraph (c) above in order to facilitate primary syndication of the Facilities, each Term for a Revolving Facility Loan may also be any other period of less than one month as requested by the Original Mandated Lead Arrangers.

10.3                        Changes to Terms

Before determining the interest rate for a Facility C Loan, the Facility Agent may shorten a Term for any Facility C Loan to ensure there are sufficient Facility C Loans (with an aggregate amount equal to or greater than the relevant Facility C Repayment Instalment) which have a Term ending on the date that the relevant Facility C Repayment Instalment is due to be repaid.

10.4                       Consolidation and division of Term Loans

(a)                                Subject to paragraph (b) below, if two or more Terms:

(i)                                     relate to Term Loans under a Term Loan Facility in the same currency; and

(ii)                                  end on the same date,

those Term Loans for that Term Loan Facility will, unless the Company specifies to the contrary in the Selection Notice for the next Term, be consolidated into, and treated as, a single Term Loan for that Facility on the last day of the Term.

(b)                                Subject to the other provisions of this Agreement, if the Company requests in a Selection Notice that a Term Loan under a Term Loan Facility be divided into two or more Term Loans, that Term Loan will, on the last day of its Term, be divided as specified in that Selection Notice.

10.5                        No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

10.6                        Other adjustments

(a)                                Subject to paragraph (b) below, the Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or division of Term Loans.

(b)                                No Term in excess of six months may be agreed by the Facility Agent without the prior consent of all the Lenders which have a participation in the relevant Term Loan.

11.                               MARKET DISRUPTION

11.1                        Failure of a Reference Bank to supply a rate

If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

11.2                        Market disruption

(a)                                In this Clause, each of the following events is a market disruption event:

(i)                                     IBOR is to be calculated by reference to the Reference Banks but no, or (where there is more than one Reference Bank) only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

(ii)                                  the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant currency and Term.

(b)                                The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)                                 After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the percentage rate per annum equal to the aggregate of the applicable:

(i)                                     Margin; and

(ii)                                  rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

11.3                        Alternative basis of interest or funding

If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.  Any alternative basis shall, with the prior consent of all of the Lenders and the Company, be binding on all Parties.

12.                               TAXES

12.1                        General

In this Clause:

Bank means a bank for the purposes of section 879 of the ITA 2007.

Borrower DTTP Filing means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)                                     where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1 (Original Parties), and

(A)                               where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(B)                               where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(ii)                                  where it relates to a Treaty Lender that is a New Lender or an Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Increase Confirmation, and

(A)                               where the Borrower is a Borrower as at the relevant Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect) is filed with HM Revenue & Customs within 30 days of that Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect); or

(B)                               where the Borrower is not a Borrower as at the relevant Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect), is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

CTA 2009 means the Corporation Tax Act 2009.

ITA 2007 means the Income Tax Act 2007.

Qualifying Lender means a Lender which is:

(a)                                 a UK Lender;

(b)                                 a Treaty Lender; or

(c)                                  a building society (as defined for the purpose of section 880 of the ITA 2007) making a Loan under a Finance Document.

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the UK for UK tax purposes;

(b)                                 a partnership each member of which is:

(i)                                     a company resident in the UK for UK tax purposes; or

(ii)                                  a company not resident in the UK for UK tax purposes but which carries on a trade in the UK through a permanent establishment and is required to bring into account in computing its chargeable profits (for the purposes of section 19 of the CTA 2009) the whole of any share of interest payable to it under this Agreement which is attributable to it by reason of Part 17 of the CTA 2009; or

(c)                                  a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and is required to bring into account interest payable to it under this Agreement in computing its chargeable profits (for the purposes of section 19 of the CTA 2009).

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Treaty Lender means, in respect of each Borrower, a Lender which is beneficially entitled to interest payable to that Lender under this Agreement and:

(a)                                 is treated as resident of a Treaty State for the purposes of the Treaty;

(b)                                 does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)                                  fulfils any conditions which must be fulfilled under the double taxation agreement for residents of that Treaty State to obtain exemption from UK taxation on interest, except that for this purpose it is assumed that any procedural formalities and any condition which relates (expressly or by implication) to there being a special relationship between that Borrower and a Lender or between both of them and another person, or to the amounts or terms of any Loan or the Finance Documents, or any matter that is outside the exclusive control of that Lender have been fulfilled.

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the UK which makes provision for full exemption from Tax imposed by the UK on interest.

UK Lender means a Lender which is:

(a)                                 beneficially entitled to a payment of interest payable to that Lender in respect of an advance under a Finance Document and is a Lender:

(i)                                     which is a Bank making an advance under a Finance Document and is within the charge to UK corporation tax in respect of any payments of interest made in respect of that Loan, or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or

(b)                                 in respect of an advance made under a Finance Document by a person that was a Bank at the time the Loan was made and is within the charge to UK corporation tax in respect of any payments of interest made in respect of that Loan; or

(c)                                  a UK Non-Bank Lender.

UK Non-Bank Lender means a Lender which is:

(a)                                 a company resident in the UK for UK tax purposes;

(b)                                 a partnership, each member of which is:

(i)                                     a company resident in the UK for UK tax purposes; or

(ii)                                  a company not resident in the UK for UK tax purposes but which carries on a trade in the UK through a permanent establishment and is required to bring into account in computing its chargeable profits (for the purpose of section 19 of the CTA 2009) the whole of any share of interest payable to it under this Agreement which is attributable to it by reason of Part 17 of the CTA 2009; or

(c)                                  a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and is required to bring into account interest payable to it under this Agreement in computing its chargeable profits for the purpose of section 19 of the CTA 2009, which, in each case, is beneficially entitled to interest payable to it in respect of an advance under a Finance Document and which has provided to the Company and not retracted a Tax Confirmation.

VAT means value added tax as provided for in the Value Added Tax Act 1994 or any other Tax of a similar nature whether of the UK or elsewhere.

12.2                        Tax gross-up

(a)                                Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                If:

(i)                                     a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)                                  an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent.  The Facility Agent must then promptly notify the affected Parties.

(c)                                 Except as provided below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                Except as provided below, an Obligor is not required to make an increased payment under paragraph (c) above for a Tax Deduction in respect of the tax imposed by the UK:

(i)                                    if on the date on which the payment in respect of which the Tax Deduction is required falls due, the payment could have been made to the relevant Lender without a Tax Deduction if it was, or had not ceased to be, a Qualifying Lender, but on that date that Lender is not, or ceased to be, a Qualifying Lender in respect of that Obligor; or

(ii)                                  to a Lender which is a Qualifying Lender solely because it is a UK Non-Bank Lender if:

(A)                               an officer of HM Revenue and Customs has given (and not revoked) a direction under section 931 of the ITA 2007 (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to the relevant payment;

(B)                               the Lender has received from that Obligor a certified copy of that direction; and

(C)                               the payment could have been made to the Lender without any Tax Deduction in the absence of that direction; or

(iii)                               if that Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (h) below.

(e)                                 Paragraph (d)(i) above will not apply if the Lender has ceased to be a Qualifying Lender in respect of that Obligor by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or concession of any relevant taxing authority.

(f)                                  If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g)                                 Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h)                                (i)                                      Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled must promptly co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)                                  (A)          A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (Original Parties); and

(B)                               a New Lender or an Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Increase Confirmation which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(iii)                               Each Lender that includes the confirmation described in paragraph (ii)(a) above in Schedule 1 (Original Parties) or the confirmation described in paragraph (ii)(b) above in the relevant Transfer Certificate or Increase Confirmation thereby notifies each Borrower (including any Additional Borrower) that, to the extent that that Lender is a Lender under a Facility made available to that Borrower and the HMRC DT Treaty Passport scheme is to apply in respect of that Lender’s Commitment(s) or its participation in any Loan to that Borrower, that Borrower must file a Borrower DTTP Filing.

(i)                                     If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and:

(i)                                     a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)                                  a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)                               that Borrower DTTP Filing has been rejected by HM Revenue & Customs;

(B)                               HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)                               HMRC gave but subsequently withdrew authority for the Borrower to make payments to that Lender without a Tax Deduction or such authority has otherwise terminated or expired or is due to otherwise terminate or expire with the next 3 months, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(j)                                   A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(k)                                 If a Lender does not include the indication referred to in paragraph (h)(ii), no Obligor may file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender with HM Revenue & Customs.

(l)                                    If a Lender is expressed to be a UK Non-Bank Lender when it becomes a Party as a Lender, it provides a Tax Confirmation to the Company by entering into this Agreement.

(m)                            A UK Non-Bank Lender must promptly notify the Company and the Facility Agent of any change in the position from that set out in the Tax Confirmation.

12.3                        Tax indemnity

(a)                                Except as provided below, the Company must or must procure that an Obligor will indemnify a Finance Party against any loss or liability or cost which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(b)                                Paragraph (a) above does not apply with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)                                     that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)                                  that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party.  However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)                                 Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)                                     is compensated for by an increased payment under Clause 12.2 (Tax gross-up) or a payment under Clause 12.6 (Stamp taxes);

(ii)                                  would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not compensated solely because one of the exclusions in that Clause applied;

(iii)                               relates to a FATCA Deduction required to be made by a Party; or

(iv)                              is attributable to the Bank Levy.

(d)                                A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

(e)                                 A Finance Party must, on receiving a payment from an Obligor under this Clause notify the Facility Agent.

12.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(a)                                 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                 it has obtained, used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

12.5                        Lender Status Confirmation

(a)                                Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Increase Confirmation which it executes on becoming a Party, which of the following categories it falls in:

(i)                                     not a Qualifying Lender;

(ii)                                  a Qualifying Lender (other than a Treaty Lender); or

(iii)                               a Treaty Lender.

(b)                                If a New Lender or an Increase Lender fails to indicate its status in accordance with this Subclause 12.5 (Lender Status Confirmation) then such New Lender or Increase Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate shall not be invalidated by any failure of a Lender to comply with this clause.

12.6                        Stamp taxes

The Company must or must procure that an Obligor will pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document.

12.7                        Value added taxes

(a)                                All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to the Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)                                If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                                     (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)                                  (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                                 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party must also at the same time reimburse and indemnify (as the case may be) the Finance Party against all VAT incurred by the Finance Party in respect of such costs or expenses but only to the extent that the Finance Party (reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)                                Any reference in this Subclause to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a member state of the European Union).

(e)                                 If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, the Party must promptly give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply.

12.8                        FATCA Deduction

(a)                                Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Facility Agent and the other Finance Parties.

12.9                        FATCA Information

(a)                               Subject to paragraph (c) below, each Party shall, within ten Business Days of a request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party; and

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)                                If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                 Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)                                      any law or regulation;

(ii)                                   any fiduciary duty; or

(iii)                                any duty of confidentiality.

(d)                                If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)                                      if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)                                   if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                 If a Borrower is a US Tax Obligor, or where the Facility Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)                                     where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)                                  where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)                               the date a new US Tax Obligor accedes as a Borrower; or

(iv)                              where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(v)                                 a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(vi)                              any withholding statement and other documentation, authorisations and waivers as the Facility Agent may require to certify or establish the status of such Lender under FATCA.

The Facility Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification.  The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f)                                  Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Facility Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Facility Agent in writing of its legal inability to do so.  The Facility Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrower.  The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

13.                               INCREASED COSTS

13.1                        Increased Costs

Except as provided below in this Clause, the Company must (or must procure that an Obligor will) pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)                                 the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation;

(b)                                 compliance with any law or regulation made after the date of this Agreement; or

(c)                                  the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), provided that, notwithstanding anything in this Agreement to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

13.2                        Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)                       attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                       attributable to a FATCA Deduction required to be made by a Party;

(c)                        compensated for by Subclause 12.3 (Tax indemnity) (or would have been compensated for under Subclause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Subclause 12.3 (Tax indemnity) applied);

(d)                       attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;

(e)                        attributable to the Bank Levy; or

(f)                         attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

13.3                        Claims

(a)                                A Finance Party intending to make a claim for an Increased Cost must, as soon as practicable upon becoming aware of the same, notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

(b)                                Each Finance Party must, together with a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost and containing reasonable details of the basis of its claim. Without prejudice to its right to make a claim for an Increased Cost, no Finance Party is under an obligation to disclose information which it reasonably considers to be confidential or price-sensitive.

14.                               MITIGATION

14.1                        Mitigation

(a)                                Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)                                     any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)                                  that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)                               that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)                                Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)                                 The Company must (or must procure that an Obligor will) indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)                               A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.2                        Conduct of business by a Finance Party

No term of any Finance Document will:

(a)                       interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)                       oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)                        oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

15.                               PAYMENTS

15.1                        Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(a)                                 in the principal financial centre of the country of the relevant currency; or

(b)                                 in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

15.2                        Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

15.3                        Distribution

(a)                                Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(i)                                     in the principal financial centre of the country of the relevant currency; or

(ii)                                  in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)                                The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)                                 Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it.  However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount.  If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

15.4                        Currency

(a)                                Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Subclause.

(b)                                Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)                                 A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)                                Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)                                 Each other amount payable under the Finance Documents is payable in US Dollars.

15.5                        No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

15.6                        Business Days

(a)                                If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)                                During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

15.7                        Partial payments

(a)                                If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                The Facility Agent must, if so directed by the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)                                 This Subclause will override any appropriation made by an Obligor.

15.8                        Disruption to payment systems

(a)                                If the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Company notifies the Facility Agent that a Disruption Event has occurred, the Facility Agent:

(i)                                     may, and must if requested by the Company, enter into discussions with the Company with a view to agreeing any changes to the operation or administration of the Facility (changes) as the Facility Agent may decide is necessary;

(ii)                                  is not obliged to enter into discussions with the Company in relation to any changes if, in its opinion, it is not practicable so to do and has no obligation to agree to any changes;

(iii)                               may consult with the Finance Parties in relation to any changes but is not obliged so to do if, in its opinion, it is not practicable in the circumstances; and

(iv)                              must notify the Finance Parties of any changes agreed under this Subclause.

(b)                                Any agreement between the Facility Agent and the Company will be, (whether or not it is finally determined that a Disruption Event has occurred), binding on the Parties notwithstanding the provisions of Clause 27 (Amendments and waivers).

(c)                                 The Facility Agent accepts the discretions given to it by this Subclause only on the basis that it will not be liable (either in contract or tort) for any damages, costs or losses of any kind (other than in respect of the fraud of the Facility Agent) which any Party may incur or sustain as a result of the Facility Agent taking or not taking any action under this Subclause.

(d)                                If the Facility Agent makes any payment to any person in respect of a liability incurred as a result of taking or not taking any action under this Subclause, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of such payment made or of any loss or liability incurred by the Facility Agent under this Subclause (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document).

(e)                                 Paragraph (d) above applies notwithstanding:

(i)                                    any other term of any Finance Document (including any term in Clause 22 (The Administrative Parties); and

(ii)                                 irrespective of whether the payment was made as a result of actual or alleged negligence or gross negligence or wilful misconduct of the Facility Agent but so that the Facility Agent has no indemnity for claims against it which arise as a result of fraud by the Facility Agent.

15.9                        Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.                               GUARANTEE AND INDEMNITY

16.1                        Guarantee and indemnity

Each Guarantor jointly and severally and irrevocably and unconditionally:

(a)                       guarantees to each Finance Party punctual performance by each Borrower of all its obligations under the Finance Documents;

(b)                       undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, it must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor in respect of that amount; and

(c)                        agrees with each Finance Party that if, for any reason, any amount claimed by a Finance Party under this Clause is not recoverable from that Guarantor on the basis of a guarantee then that Guarantor will be liable as a principal debtor and primary obligor to indemnify that Finance Party in respect of any loss it incurs as a result of a Borrower failing to pay any amount expressed to be payable by it under a Finance Document on the date when it ought to have been paid.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause had the amount claimed been recoverable on the basis of a guarantee.

16.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3                        Reinstatement

(a)                                If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)                                Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

16.4                        Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing (whether or not known to it or any Finance Party) which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause.  This includes:

(a)                                 any time or waiver granted to, or composition with, any person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)                                   any amendment of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)                                  any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

(h)                                 any insolvency or similar proceedings.

16.5                        Immediate recourse

(a)                                Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

(b)                                This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.6                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:

(a)                                (i)                                      refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts; or

(ii)                                  apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause.

16.7                       Non-competition

Unless:

(a)                                 all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full; or

(b)                                 the Facility Agent otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(i)            be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(ii)           be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause;

(iii)          claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(iv)          receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

16.8                        Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purposes of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                 that Retiring Guarantor is released by each other Guarantor from any liability whatsoever to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Finance Party under any Finance Document or of any other security taken under, or in connection with, any Finance Document where the rights or security are granted by or in relation to the assets of the Retiring Guarantor.

16.9                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

16.10                 Limitations

(a)                                This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 678 or 679 of the Companies Act 2006.

(b)                                The obligations of any Additional Guarantor are subject to the limitations (if any) set out in the Accession Agreement executed by that Additional Guarantor.

16.11                 U.S. Guarantors

(a)                                 In this Subclause:

fraudulent transfer law means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law;

U.S. Guarantor means any Guarantor that is a U.S. Obligor; and

terms used in this Subclause are to be construed in accordance with the fraudulent transfer laws

(b)                                 Each U.S. Guarantor acknowledges that:

(i)          it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

(ii)         those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

(iii)        each Finance Party has acted in good faith in connection with the guarantee given by that U.S. Guarantor and the transactions contemplated by the Finance Documents.

(c)                                 Each U.S. Guarantor’s liability under this Clause is limited so that no obligation of, or transfer by, any U.S. Guarantor under this Clause is subject to avoidance and turnover under any fraudulent transfer law.

(d)                                Each U.S. Guarantor represents and warrants to each Finance Party that:

(i)          the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)         its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)        it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)        it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

(e)                                  Each representation and warranty in this Subclause:

(i)            is made by each U.S. Guarantor on the date of this Agreement;

(ii)           is deemed to be repeated by:

(A)                               each Additional Guarantor on the date that Additional Guarantor becomes a U.S. Guarantor; and

(B)                               each U.S. Guarantor on the date of each Request and the first day of each Term; and

(iii)                               is, when repeated, applied to the circumstances existing at the time of repetition.

17.                               REPRESENTATIONS AND WARRANTIES

17.1                        Representations and warranties

The representations and warranties set out in this Clause are made by each Obligor or (if the relevant provision so states) the Company to each Finance Party.

17.2                        Status

(a)                                It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)                                It has the power to own its assets and carry on its business as it is being conducted.

17.3                        Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

17.4                        Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Transaction Document to which it is a party is its legally binding, valid and enforceable obligation.

17.5                        Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its constitutional documents or the constitutional documents of any other member of the Group; or

(c)                                  any document which is binding upon it or any other member of the Group or any of its assets or the assets of any other member of the Group to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect.

17.6                        No default

(a)                                No Default is outstanding or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document, the Implementation Agreement or any Offer Document; and

(b)                                no other event or circumstance is outstanding which constitutes a default under any document which is binding on it or any other member of the Group or any of its assets or the assets of any other member of the Group to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect.

17.7                       Authorisations

As at the date of this Agreement, all authorisations required by it in connection with the entry into, performance, validity, admissibility in evidence and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

17.8                        Financial statements

Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Company at the date of this Agreement, are the Original Financial Statements):

(a)                       have been prepared in accordance with GAAP, consistently applied; and

(b)                       give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

17.9                        No material adverse change

In the case of the Company only, as at the date of this Agreement there has been no material adverse change in the consolidated financial condition of the Group since the date to which the Original Financial Statements were drawn up.

17.10                 Litigation

No litigation, arbitration or administrative proceedings against any member of the Group has been started or, to its knowledge, threatened, in which there is in the reasonable opinion of the Company (after taking any appropriate legal advice) a reasonable prospect of a determination adverse to the interests of that member of the Group concerned and which could reasonably be expected to have a Material Adverse Effect.

17.11                 Information

(a)                                As at the date of this Agreement (or, in the case of the Information Package, the date of the relevant report or document containing the information or (as the case may be) the date the information is expressed to be given) all material factual information (other than any audited financial statements) supplied by any Obligor to the Facility Agent or the Lenders in connection with this Agreement (including, but not limited to, the Information Package) is true, complete and accurate in all material respects, all opinions expressed were honestly held and all projections (if any) were based on assumptions considered to be reasonable in each case as at the date of the relevant information and all such material factual information, opinions and projections were provided in good faith.

(b)                                As at the date of this Agreement (or, in the case of the Information Package, the date of the relevant report or document containing the information or (as the case may be) the date the information is expressed to be given) it is not aware of any material facts or circumstances that have not been disclosed to the Facility Agent and the Lenders (or which have been omitted from the Information Package) and which, if disclosed, will or could be reasonably be expected to adversely affect the decision of a person considering whether or not to provide finance to the Group on the terms of this Agreement.

17.12                 Taxes on payments

As at the date of this Agreement, all amounts payable by it under the Finance Documents to a Lender which is:

(a)                                 a UK Lender falling within paragraph (a) of the definition of UK Lender;

(b)                                 except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, a UK Non-Bank Lender; or

(c)                                  a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488),

may be made without any Tax Deduction.

17.13                 Stamp duties

As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

17.14                 Jurisdiction/governing law

(a)                                 In this Subclause:

Relevant Jurisdiction means in relation to an Obligor:

(i)                                     its jurisdiction of incorporation; and

(ii)                                  any jurisdiction where it conducts its business.

(b)                                 Its:

(i)                                     irrevocable submission under the Finance Documents to the jurisdiction of the courts of England;

(ii)                                  agreement that each Finance Document is governed by English law; and

(iii)                               agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its Relevant Jurisdiction; and

(c)                                  any judgment obtained in England in relation to a Finance Document will be recognised and be enforceable by the courts of its Relevant Jurisdiction.

17.15                 Intellectual Property

It:

(a)                                 is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)                                 does not (nor does any other member of the Group), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or could reasonably be expected to have a Material Adverse Effect; and

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

17.16                 Group Structure Chart

As at the date of this Agreement, the Group Structure Chart is true, complete and accurate in all material respects.

17.17                 Pari passu ranking

As at the date of this Agreement, the payment obligations of each Obligor contemplated under the Finance Documents will rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.18                 United States laws

(a)                                 In this Subclause:

investment company has the meaning given to it in the United States Investment Company Act of 1940.

public utility has the meaning given to it in the United States Federal Power Act of 1920.

(b)                                 It is not:

(i)            a public utility or subject to regulation under the United States Federal Power Act of 1920;

(ii)           required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or

(iii)          subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(c)                                 With respect to any determination pursuant to this Agreement of the amount of Restricted Margin Stock that at any relevant time is subject to any covenant or other provision in this Agreement, it has calculated the value of the Margin Stock and other assets of the Group as at such time using reasonable methods within the purview of the Margin Regulations.

17.19                 Sanctions

(a)                                 In this Subclause:

Anti-Terrorism Law means each of:

(i)            Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the Executive Order);

(ii)           the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(iii)          the Money Laundering Control Act of 1986, Public Law 99-570;

(iv)          any similar anti-terrorism order or anti-money laundering law enacted in the United States of America; and

(v)                                 any economic sanctions, laws, regulations or restrictive measures of the European Union or the United Nations Security Council.

(b)                                 To the best of its knowledge, neither it nor any of its Affiliates is the subject of any action or investigation under any Anti-Terrorism Law, in which there is in the reasonable opinion of the Company (after taking any appropriate legal advice) a reasonable prospect of a determination adverse to the interests of the entity subject to such action or investigation, or is in breach of any Anti-Terrorism Law.

(c)                                  It and each of its Affiliates have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

(d)                                 Neither it nor any of its Subsidiaries is and, to its knowledge no director, officer, employee, agent, Affiliate or representative of the Company or its Subsidiaries is an individual or entity (a Relevant Person) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, Sanctions), nor is it or any of its Subsidiaries located, organised or resident in a country or territory that is the subject of Sanctions.

17.20                 Acquisition Documents

(a)                                 The Implementation Agreement and the Offer Documents delivered to the Facility Agent pursuant to this Agreement together contain all the material terms of the Offer.

(b)                                 Each copy of the Implementation Agreement and each Acquisition Document delivered to the Facility Agent pursuant to the terms of this Agreement is, as at the date delivered to the Facility Agent, complete and the terms of such documents have not been waived or amended in a way which is materially prejudicial to the interest of the Lenders.

17.21                 Times for making representations and warranties

(a)                                The representations and warranties set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b)                                Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty (other than a representation and warranty under Clause 17.18 (United States laws)) is deemed to be repeated by:

(i)            each Additional Obligor and the Company on the date on which that Additional Obligor becomes an Obligor; and

(ii)           each Obligor on the date of each Request and the first day of each Term.

(c)                                 At any time prior to the occurrence of the Trigger Event and, following the occurrence of the Trigger Event, at any time there is a U.S. Obligor, each representation and warranty under Clause 17.18 (United States laws)) is deemed to be repeated by:

(i)            each Additional Obligor and the Company on the date on which that Additional Obligor becomes an Obligor; and

(ii)           each Obligor on the date of each Request and the first day of each Term.

(d)                                When a representation and warranty in Subclause 17.6 (No default) is repeated on a Request for a Rollover Loan or the first day of a Term for a Loan (other than the first Term for that Loan), the reference to a Default will be construed as a reference to an Event of Default.

(e)                                 When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

18.                               INFORMATION COVENANTS

18.1                        Financial statements

(a)                                 The Company must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)            its audited consolidated financial statements for each of its financial years; and

(ii)           the audited financial statements (if available) of each Obligor for each of its financial years;

(iii)          the unaudited unconsolidated financial statements of each Obligor if available, and if not available, the audited consolidated financial statements of the member of the Group into which that Obligor’s finances are consolidated for reporting purposes, for each of its financial years in which audited financial statements are not available; and

(iv)          its interim financial statements for the first half-year of each of its financial years.

(b)                                 All financial statements must be supplied as soon as they are available and:

(i)                                    in the case of the Company’s audited consolidated financial statements, within 180 days;

(ii)                                 in the case of each Obligor’s audited financial statements (if available), within 275 days;

(iii)                              in the case of each Obligor’s unaudited financial statements, within 275 days; and

(iv)                             in the case of the Company’s interim financial statements, within 120 days,

of the end of the relevant financial period.

18.2                        Form of financial statements

(a)                                 The Company must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)                                 The Company must notify the Facility Agent of any change to GAAP, the accounting practices and/or reference period relating to its audited consolidated financial statements that affects the calculation of the financial covenants or any provisions of this Agreement which relate to the financial statements of the Company.

(c)                                  If requested by the Facility Agent, the Company must supply to the Facility Agent:

(i)                                    a full description of any change notified under paragraph (b) above; and

(ii)                                  sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d)                                 If requested by the Facility Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change notified under paragraph (b) above had not happened.  Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)                                  If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

18.3                        Compliance Certificate

(a)                                 The Company must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

(b)                                 A Compliance Certificate must be signed by one director and one other senior officer of the Company.

(c)                                  A Compliance Certificate must attach:

(i)                                     a list of all Subsidiaries of the Company which are Project Companies; and

(ii)                                  a list of all Material Subsidiaries.

18.4                        Information - miscellaneous

The Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(a)                                 copies of all documents despatched by the Company to its shareholders (or any class of them) or, in relation to its financial condition or where such information has or could reasonably be expected to have a Material Adverse Effect, its creditors generally or any class of them at the same time as they are despatched;

(b)                                 promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings against any member of the Group which has been started or, to its knowledge, threatened, in which there is in the reasonable opinion of the Company (after taking any appropriate legal advice) a reasonable prospect of a determination adverse to the interests of that member of the Group concerned and which could reasonably be expected to have a Material Adverse Effect;

(c)                                  promptly upon becoming aware of a Subsidiary of the Company (if it is not already a Material Subsidiary) becoming a Material Subsidiary, a list of the then current Material Subsidiaries; and

(d)                                 promptly on request, such further information in its possession or control regarding the financial condition, business and operations of any member of the Group as any Finance Party through the Facility Agent may reasonably request.

provided that nothing in this Clause 18.4 (Information - miscellaneous) shall require the Company to disclose any information which causes or would be reasonably expected to cause it to be in breach of its obligations: (i) as a listed company under the rules of the U.K. Listing Authority or (ii) under any other legally enforceable obligation to which it or any other member of the Group has entered into in good faith and in the ordinary course of its business, other than one with another member of the Group.

18.5                        Notification of Default

(a)                                 Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by one director and one other senior officer on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6                        Customer due diligence requirements

(a)                                 Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

(b)                                 Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all customer due diligence requirements.

19.                               FINANCIAL COVENANTS

19.1                        Definitions

In this Clause:

Adjusted Consolidated EBITDA means, in relation to a Measurement Period, Consolidated EBITDA for the period adjusted by:

(a)                                 including the profit before net financing income, before interest, tax, depreciation, amortisation and impairment charges (EBITDA) of a member of the Group or attributable to a business or assets acquired during the Measurement Period for that part of the Measurement Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; and

(b)                                 excluding the EBITDA attributable to any member of the Group or to any business or assets sold during that Measurement Period.

Consolidated EBIT means, in relation to a Measurement Period, the aggregate of:

(a)                                 the consolidated profit before net financing income of the Group (including the results from discontinued operations) before finance costs and tax for that Measurement Period;

(b)                                 plus or minus the Group’s share of the profits or losses (after finance costs and tax) of associates and any joint ventures for that period;

adjusted by:

(i)            taking no account of any Exceptional Item;

(ii)           taking no account of any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) which is reported through the income statement;

(iii)          taking no account of any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

Consolidated EBITDA means, in relation to a Measurement Period, Consolidated EBIT for that Measurement Period after adding back any depreciation and amortisation and taking no account of any charge for impairment or any reversal of any previous impairment charge made in the period.

Consolidated Eligible Cash and Cash Equivalents means, at any time:

(a)                                 cash in hand or on deposit with any acceptable bank;

(b)                                 certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

(c)                                  any investment in marketable obligations issued or guaranteed by the government of the United States of America, the UK, or any Participating Member State which has a credit rating of either A- or higher by S&P or Fitch or A3 or higher by Moody’s or by an instrumentality or agency of those governments having an equivalent credit rating which:

(i)                                     matures within one year after the date of the relevant calculation; and

(ii)                                  is not convertible to any other security;

(d)                                 open market commercial paper not convertible to any other security:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued in the United States of America, Canada, Australia, the UK or any Participating Member State;

(iii)                               which matures within one year after the relevant date of calculation; and

(iv)                              which has a credit rating of either A-1 by S&P or Fitch or P-1 by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(e)                                  Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank (or any dematerialised equivalent);

(f)                                   investments accessible within 30 days in money market funds which:

(i)                                     have a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s; and

(ii)                                  invest substantially all their assets in securities of the types described in paragraphs (b) to (e) above; or

(g)                                  any other debt, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings.  For this purpose an acceptable bank is a Lender or a commercial bank or trust company which has a rating of BBB+ or higher by S&P or Fitch or Baa1 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its long-term unsecured and non-credit enhanced debt obligations or has been approved by the Majority Lenders; and

Consolidated Finance Costs means, in relation to a Measurement Period, all finance costs (whether paid, payable or added to principal) incurred by the Group during that period calculated on a consolidated basis but taking no account of dividends on preference shares;

Consolidated Interest Receivable means all interest and other financing charges received or receivable by the Group during a Measurement Period calculated on a consolidated basis.

Consolidated Net Finance Costs means, in respect of a Measurement Period, Consolidated Finance Costs for that Measurement Period less Consolidated Interest Receivable for that Measurement Period calculated on a consolidated basis but adjusted as follows:

(a)                                 taking no account of any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) which is reported through the income statement;

(b)                                 taking no account of any interest cost or expected return on plan assets in relation to any post-employment benefit scheme;

(c)                                  if a joint venture is accounted for on a proportionate consolidation basis, adding the Group’s share of the finance costs or interest receivable of the joint venture.

Consolidated Total Borrowings means, in respect of the Group, at any time, the aggregate of the following liabilities calculated at the nominal, principal or other amount at which the liabilities would be carried in a consolidated balance sheet of the Company drawn up at that time (or in the case of any guarantee, indemnity or similar assurance referred to in paragraph (i) below, the maximum liability under the relevant instrument):

(a)                                 any moneys borrowed;

(b)                                 any redeemable preference shares which are redeemable on or before the Final Maturity Date;

(c)                                  any acceptance under any acceptance credit (including any dematerialised equivalent);

(d)                                 any bond, note, debenture, loan stock or other similar instrument;

(e)                                  any indebtedness under a finance or capital lease;

(f)                                   any moneys owing in connection with the sale or discounting of receivables (except to the extent that there is no recourse);

(g)                                  any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(h)                                 any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and

(i)                                     any indebtedness of any person of a type referred to in the above paragraphs which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group.

Consolidated Total Net Borrowings means at any time Consolidated Total Borrowings less Consolidated Eligible Cash and Cash Equivalents.

Exceptional Item means the items set out as such in the audited consolidated financial statements of the Company.

Leverage Test means, in respect of any Measurement Period, the ratio of Consolidated Total Net Borrowings on the last day of that Measurement Period to Adjusted Consolidated EBITDA in respect of that Measurement Period.

Measurement Period means a period of 12 months ending on the last day of a financial year/half-year of the Company.

19.2                        Interpretation

(a)                                 Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b)                                 Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:

(i)            the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

(ii)           if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

(c)                                  No item must be credited or deducted more than once in any calculation under this Clause.

19.3                        Leverage Test

The Company must ensure that the Leverage Test in respect of each Measurement Period shall not exceed 3.25:1.

19.4                        Interest cover

The Company must ensure that the ratio of Consolidated EBITDA to Consolidated Net Finance Costs is not, at the end of each Measurement Period, less than 3.00:1.

19.5                        Guarantor Cover

(a)                                 The Company must also ensure that, at any time prior to the occurrence of the Trigger Event, the turnover of the Guarantors contribute at any time 70 per cent., or more of the turnover of the Group at that time.

(b)                                 For the purpose of paragraph (a) above:

(i)                                     subject to sub-paragraph (ii) below:

(A)                               the contribution of each Guarantor will be determined from its financial statements which were consolidated into the latest audited consolidated financial statements of the Company; and

(B)                               the financial condition of the Group will be determined from the latest audited consolidated financial statements of the Company;

(ii)                                  if a person becomes a member of the Group after the date on which the latest audited consolidated financial statements of the Company were prepared:

(A)                               the contribution of that person will be determined from its latest financial statements; and

(B)                               the financial condition of the Group will still be determined from the latest audited consolidated financial statements of the Company but will be adjusted to take into account that person becoming a member of the Group; and

(iii)                               the contribution of a Guarantor will:

(A)                               if it has Subsidiaries, be determined from its unconsolidated financial statements; and

(B)                               exclude intra-group items which would be eliminated in the consolidated financial statements of the Company.

For the purpose of this Subclause 19.5 (Guarantor Cover), from the date of this Agreement until the later of (A) the date falling six months after the date of this Agreement and (B) the date falling 10 Business Days after the Offer Closing Date, the term Group shall mean the Purchaser Group.

20.                               GENERAL COVENANTS

20.1                        General

(a)                                Each Obligor agrees to be bound by the covenants set out in this Clause relating to it (other than the covenants set out in Subclause 20.12 (United States laws)) and, where the covenant is expressed to apply to any other member of the Group, each Obligor must ensure that its relevant Subsidiaries perform that covenant (other than the covenants set out in Subclause 20.12 (United States laws)).

(b)                                 At any time prior to the occurrence of the Trigger Event and, following the occurrence of the Trigger Event, at any time there is a U.S. Obligor, each Obligor agrees to be bound by the covenants set out in Subclause 20.12 (United States laws) and, where the covenant is expressed to apply to any other member of the Group, each Obligor must ensure that its relevant ERISA Affiliates perform that covenant.

20.2                        Authorisations

Each Obligor must promptly:

(a)                                 obtain, maintain and comply with the terms; and

(b)                                 supply certified copies to the Facility Agent,

of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

20.3                        Compliance with laws

Each Obligor and each other member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or could reasonably be expected to have a Material Adverse Effect.

20.4                        Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.5                        Negative pledge

(a)                                 Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)                                 No member of the Group may:

(i)                                    sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group;

(ii)                                 sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                              enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                             enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) do not apply to:

(i)                                              any Security Interest listed in Schedule 5 (Existing Security) except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

(ii)                                           any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)                                        any lien arising by operation of law (or by an agreement evidencing a lien that would otherwise arise by operation of law) and in the ordinary course of business;

(iv)                                       any payment or close out netting or set-off arrangement pursuant to any hedging transaction permitted under Clause 20.7(b)(iv) (Financial Indebtedness);

(v)                                          any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only for the period of 6 months from the date of acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition and the Security Interest was not created in contemplation of the acquisition of that asset by a member of the Group;

(vi)                                       any Security Interest securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs) does not exceed the greater of: (A) £100,000,000 or its equivalent, and (B) an amount equal to 10% of the net assets of the Company as shown in the audited consolidated financial statements of the Company most recently delivered to the Facility Agent pursuant to Subclause 18.1 (Financial statements), at any time;

(vii)                                    any pledge of goods, the related documents of title and/or other related documents arising or created in the ordinary course of its business as security to a bank or financial institution for financial obligations directly relating to the goods or documents on or over which that pledge exists;

(viii)                                 any Security Interest arising out of title retention provisions in a supplier’s standard conditions of supply of goods acquired by it in the ordinary course of its business;

(ix)                                       any Security Interest arising pursuant to an order of attachment, distress, garnishee or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings being contested by the relevant member of the Group in good faith and which in any event is discharged within 60 days;

(x)                                          any Security Interest over the shares or capital in the debtor of Non-Recourse Indebtedness;

(xi)                                       any Security Interest (Replacement Security Interest) created to replace or renew or in substitution for any Security Interest otherwise permitted (Prior Security Interest) where the Replacement Security Interest is granted in respect of the same asset as the Prior Security Interest and does not secure an amount in excess of the amount secured by the Prior Security Interest;

(xii)                          any Security Interest over contracts entered into in the ordinary course of business for the supply of goods and/or services and over assets employed in the performance of those contracts, to secure counter-indemnity obligations in respect of any bond, guarantee, letter of credit or other instrument having a similar effect, in each case, issued in respect of obligations under or in connection with the performance of those contracts;

(xiii)                        any Security Interest over or any arrangement described in paragraph (b) above in respect of Unrestricted Margin Stock; or

(xiv)                       any other Security Interest created or outstanding with the prior consent of the Majority Banks.

20.6                        Disposals

(a)                                 Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any substantial part of its assets.

(b)                                 Paragraph (a) does not apply to any disposal:

(i)                                    made in the ordinary course of the day-to-day operations of the disposing entity (including payments of cash); or

(ii)                                 of assets in exchange for or to be replaced by other assets comparable or superior as to type, value and quality; or

(iii)          where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration receivable for any other disposal not allowed under the preceding sub-paragraphs) does not exceed 10% of consolidated total assets of the Company as shown in the audited consolidated financial statements of the Company most recently delivered to the Facility Agent pursuant to Subclause 18.1 (Financial statements), or its equivalent in any financial year of the Company.

(iv)          disposals from one member of the Group to another member of the Group but prior to the occurrence of the Trigger Event only if the percentage ownership of the Company in the receiving Subsidiary (whether such ownership is direct or indirect through other Subsidiaries) is not significantly less than the Company’s percentage ownership (whether direct or indirect as aforesaid) in the disposing Subsidiary; or

(v)           loans, guarantees or indemnities by the Company or any member of the Group to, or in respect of the indemnities of, the trustees of any pension scheme or any employee or other share scheme of the Company or any member of the Group;

(vi)                             disposals of a loss-making business made with the consent of the Majority Lenders (acting reasonably);

(vii)                          the making of a lawful distribution;

(viii)                       disposals permitted by the terms of Subclause 20.5 (Negative pledge) or Subclause 20.9 (Mergers);

(ix)          disposals of Unrestricted Margin Stock, provided that any disposal of Unrestricted Margin Stock shall be made at fair market value; or

(x)                                disposals made with the prior consent of the Majority Lenders.

20.7                        Financial Indebtedness

(a)                                 Except as provided below, no member of the Group other than a Guarantor may incur or permit to be outstanding any Financial Indebtedness.

(b)                                 Paragraph (a) does not apply to:

(i)                                    any Financial Indebtedness incurred under the Finance Documents;

(ii)                                 any Financial Indebtedness owed by a member of the Group to another member of the Group;

(iii)          any Financial Indebtedness of any person acquired by a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, the acquisition, and outstanding only for a period of 12 months from the date of the acquisition;

(iv)          any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business;

(v)           at any time prior to the occurrence of the Trigger Event, Financial Indebtedness which in aggregate does not exceed £75,000,000 or its equivalent at any time; or

(vi)          upon the occurrence of and after the Trigger Event, Financial Indebtedness which in aggregate does not exceed £150,000,000 or its equivalent at any time.

20.8                        Change of business

Other than in respect of the Acquisition the Company must ensure that no substantial change is made to the general nature of the business of the Company or the Group as a whole from that carried on at the date of this Agreement.

20.9                        Mergers

No Obligor may enter into any amalgamation, demerger, merger or reconstruction other than under an intra-Group re-organisation on a solvent basis, a Permitted Reorganisation, the Squeeze-out Merger (to the extent entered into by an Obligor other than the Company) or other transaction agreed by the Majority Lenders.

20.10                 Environmental matters

(a)                                 In this Subclause:

Environmental Approval means any authorisation required under any Environmental Law for the operation of the business of any member of the Group conducted on or from properties owned or used by any member of the Group;

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law; and

Environmental Law means any applicable law or regulation which relates to:

(i)                                     the pollution or protection of the environment;

(ii)                                 the conditions of the workplace; or

(iii)                              any emission or substance capable of causing harm to any living organism or the environment.

(b)                                 Each Obligor and each other member of the Group must:

(i)                                    comply with all Environmental Law;

(ii)                                 obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(iii)                              implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or could reasonably be expected to have a Material Adverse Effect.

(c)                                  Each Obligor must, promptly upon becoming aware, notify the Facility Agent of:

(i)                                    any Environmental Claim started, or to its knowledge, threatened against any member of the Group; or

(ii)                                 any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, could reasonably be expected to either have a Material Adverse Effect or result in any direct liability for a Finance Party.

20.11                 Insurance

The business and assets of each Obligor, and the Group as a whole, shall be insured with insurance companies to such an extent and against such risks as companies engaged in a similar business are normally insured.

20.12                 United States laws

(a)                                 In this Subclause:

Reportable Event means:

(iv)                             an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

(v)                                a failure to meet the minimum funding standard under sections 412 and 430 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

(b)                                 No Obligor may:

(i)            engage, as its primary business, in extending credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(ii)           use any Loan, directly or indirectly, for any purpose that entails a violation (including on the part of any Finance Party) of any of the Margin Regulations.

(c)                                 At any time on or prior to the date on which the Target Shares are de-listed, the Company must provide to the Facility Agent promptly upon its request details of the amount of Restricted Margin Stock as at the date of such request and details of the calculation used to determine the amount of Restricted Margin Stock.

(d)                                No Obligor may use any part of any Loan to acquire any security in a transaction that is subject to the reporting requirements of section 13 or 14 of the United States Securities Exchange Act of 1934.

(e)                                  Each Obligor must promptly upon becoming aware of it notify the Facility Agent of:

(i)                                    any Reportable Event;

(ii)           the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

(iii)          a claim or other communication alleging material non-compliance with any law or regulation relating to any Plan.

(f)                                   No Obligor or any of its ERISA Affiliates may or is required to make any payment or contribution with respect to any Plan, except as the failure to make such payment or contribution will not have or could not reasonably be expected to have a Material Adverse Effect.

(g)                                  Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a Security Interest on any of its assets or which could reasonably be expected to have a Material Adverse Effect.

20.13                 Sanctions

The Company must not, knowingly, directly or indirectly, use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any Affiliate to fund any activities of our business with any Relevant Person or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an Relevant Person (including any Relevant Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

20.14                 Ratings

The Company shall use commercially reasonable efforts to obtain:

(a)                                 a long term public corporate credit rating from Moody’s; and

(b)                                 a long term public corporate credit rating from S&P.

20.15                 Acquisitions

(a)                                Except as permitted in paragraph (b) below, at any time when any amount or Commitment is outstanding under Facility A or Facility B or the Revolving Facility, no Obligor shall (and the Company shall ensure no member of the Group will) acquire a company or business or any shares or securities of a business or undertaking (or, in each case in any of them) (each a

Relevant Acquisition) if that Relevant Acquisition would constitute a Class 1 transaction under the Listing Rules of the United Kingdom Listing Authority.

(b)                                 Paragraph (a) above does not apply in respect of the Acquisition.

20.16                 Acquisition covenants

(a)                                 Compliance

The Company must comply in all material respects with:

(i)                                     all laws and regulations relevant in the context of the Acquisition; and

(ii)                                  the Implementation Agreement and the Acquisition Documents.

(b)                                 Information

The Company must promptly upon the same becoming available supply to the Facility Agent:

(i)                                     a copy of the released Press Announcement (as defined in the Implementation Agreement);

(ii)           copies of all Acquisition Documents (including, without limitation, the Ares Circular, the Ares Prospectus, the Offer Documents, the Schedule 14-D-9 and the Squeeze Out Documents (each as defined in the Implementation Agreement)) and any amendments to the Acquisition Documents or the Implementation Agreement;

(iii)                               copies of all other documents, notices or announcements received or issued by it in relation to the Acquisition; and

(iv)                              any other information regarding the progress of the Acquisition as the Facility Agent may reasonably request.

(c)                                  Amendments and waivers of the Offer and level of acceptances:

(i)                                     Except with the prior consent of the Original Mandated Lead Arrangers, the Company must not:

(A)                               increase, or do anything which might result in an increase of the Offer Total Cash Consideration for the Target Shares as specified in the Implementation Agreement as at the date of this Agreement unless such increase in the Offer Total Cash Consideration is paid or to be paid from the proceeds of an equity issue by the Company;

(B)                               reduce the condition of the Offer as to the minimum valid acceptances of the Offer to below 66 2/3 per cent. of the total issued share capital of the Target at the Expiration Time (as defined in the Implementation Agreement);

(C)                               waive or amend any other term or condition of the Implementation Agreement or the Acquisition Documents in any respect which is materially adverse to the interests of the Lenders;

(D)                               declare accept or treat as satisfied any condition of the Offer where it is not actually satisfied or has not been complied to the extent to do so is materially adverse to the interests of the Lenders; or

(E)                                agree to any arrangements with any governmental, regulatory or similar authority in order to satisfy any term or condition of the Offer to the extent to do so is materially adverse to the interests of the Lenders.

(d)                                 Merger

The Company must ensure that the Squeeze-out Merger is implemented to the extent required by, and in accordance with, the Implementation Agreement.

(e)                                  De-listing

The Company will use commercially reasonable efforts to de-list the Target Shares as soon as reasonably practicable following the Final Offer Closing Date and will notify the Facility Agent promptly upon completion of the de-listing of the Target Shares.

(f)                                   Acquisition indemnity

(i)                                    In this paragraph (f) (Acquisition indemnity), relevant litigation means any litigation proceeding, arising, pending or threatened against a Finance Party and, in each case, any of their respective Affiliates and each of their (or their respective Affiliates’) respective directors, officers, employees and agents (each a Relevant Person) in connection with or arising out of any Transaction Document or the Acquisition (whether or not made).

(ii)                                 The Company must indemnify each Relevant Person against any cost, loss or liability which that Relevant Person incurs as a consequence of any relevant litigation, unless it is caused directly by the gross negligence or wilful misconduct of that Finance Party.

(iii)                              A Relevant Person must notify the Company promptly upon becoming aware, and in reasonable detail, of any relevant litigation and must keep the Company informed of its progress.

(iv)                             A Relevant Person must conduct any relevant litigation in good faith and will give careful consideration to the views of the Company in relation to the appointment of professional advisers and the conduct of the litigation taking into account (to the extent practicable) both its interests and the interests of the Company.

(v)                                A Relevant Person may only concede or compromise any claim in respect of any relevant litigation if it has consulted the Company in good faith for not less than 5 Business Days before so doing.

(vi)                             Notwithstanding sub-paragraphs (iii) to (v) above, a Relevant Person is not required to disclose to the Company any matter:

(A)                               in respect of which it is under a duty of non-disclosure or which is subject to any attorney/client privilege; or

(B)                               which relates to that Relevant Person’s policy or other extrinsic matters.

(vii)                          Each Relevant Person may rely on this paragraph (f) subject to the terms of paragraph (d) of Clause 1.2 (Construction).

(g)                                  The Company must keep confidential any information disclosed by a Relevant Person to it under this paragraph (f) (Acquisition indemnity) and not disclose it to any person other than:

(A)                               to any of its Affiliates or its or its Affiliates officers, directors, employees, professional advisers, partners and Representatives;

(B)                               to any person to whom information is required to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(C)                               to any rating agency if required to be disclosed to that rating agency to carry out its normal ratings activities in relation to the Finance Documents and the Group; or

(D)                               to any person to whom that information is required to be disclosed in connection with, and for the purposes of, any litigation arbitration, administrative or other investigations, proceedings or disputes.

21.                               DEFAULT

21.1                        Events of Default

(a)                                 Each of the events or circumstances set out in this Clause (other than Subclause 21.15 (Acceleration)) is an Event of Default.

(b)                                 In this Clause:

Material Group Member means an Obligor or a Material Subsidiary;

Permitted Transaction means a liquidation on a solvent basis other than involving an Obligor; and

U.S. Material Group Member means a Material Group Member incorporated or organised under the laws of the United States of America or any State of the United States of America (including the District of Colombia) or that reside or has a domicile, a place of business or property in the United States of America.

21.2                        Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)                                 is caused by technical or administrative error and is remedied within three Business Days of the due date; or

(b)                                 is caused by a Disruption Event and is remedied within three Business Days of the due date.

21.3                       Breach of other obligations

(a)                                 An Obligor does not comply with any term of Clause 19 (Financial covenants); or

(b)                                 an Obligor does not comply with any term of the Finance Documents (other than any term referred to in Subclause 21.2 (Non-payment) or in paragraph (a) above), unless the non-compliance:

(i)                                     is capable of remedy; and

(ii)                                  is remedied within 30 days of the earlier of the Facility Agent giving notice of the failure to comply to the Company and any Obligor becoming aware of the non-compliance.

21.4                        Misrepresentation

A representation or warranty made or deemed to be repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(a)                                 are capable of remedy; and

(b)                                 are remedied within 30 days of the earlier of the Facility Agent giving notice of the misrepresentation or breach of warranty to the Company and any Obligor becoming aware of the misrepresentation or breach of warranty.

21.5                        Cross-default

Any of the following occurs in respect of a member of the Group:

(a)                                 any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)                                 any of its Financial Indebtedness:

(i)                                     becomes prematurely due and payable;

(ii)                                  is placed on demand; or

(iii)          is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand,

in each case, as a result of an event of default (howsoever described); or

(c)                                  any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

unless:

(A)          the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) above is less than £20,000,000 or its equivalent; or

(B)                               the Financial Indebtedness is owing by a member of the Group to another member of the Group.

21.6                        Insolvency

Any of the following occurs in respect of a Material Group Member:

(a)                                 it is unable to pay its debts as they fall due or insolvent;

(b)                                 it admits its inability to pay its debts as they fall due;

(c)                                  it suspends making payments on any of its debts or announces an intention to do so;

(d)                                 by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness; or

(e)                                  any of its indebtedness is subject to a moratorium.

21.7                        Insolvency proceedings

(a)                                 Except as provided below, any of the following occurs in respect of a Material Group Member:

(i)                                    any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment, reorganisation, arrangement, adjustment, protection, relief, or similar arrangement with any of its creditors;

(ii)                                 any Security Interest is enforced over any of its assets with an aggregate value of more than £20,000,000;

(iii)                              an order for its winding-up, administration, bankruptcy, liquidation, receivership or dissolution is made;

(iv)                             any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets with an aggregate value of more than £20,000,000

(v)                                its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(vi)                             any other analogous step or procedure is taken in any jurisdiction.

(b)                                 Paragraph (a) above does not apply to:

(i)                                    any step or procedure which takes place on terms previously agreed by the Majority Lenders;

(ii)                                 any step or procedure which is part of a Permitted Transaction; or

(iii)          a petition for winding-up presented by a creditor which is being contested in and with good faith and is discharged or struck out within 30 days.

21.8                       Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Group, having an aggregate value of at least £20,000,000, and is not discharged within 30 days.

21.9                        Cessation of business

A Material Group Member ceases, or threatens to cease, to carry on all or a substantial part of its business except:

(a)                                 as part of a Permitted Transaction; or

(b)                                 as a result of any disposal allowed under this Agreement.

21.10                 Effectiveness and validity of Finance Documents

(a)                                 It is or becomes unlawful for:

(i)                                    any Borrower; or

(ii)           any Guarantor, unless prior to the occurrence of the Trigger Event the Company is able to procure that the Guarantor is removed within 14 days of the Guarantor becoming aware of such unlawfulness pursuant to Clause 28.11 (Resignation of an Obligor (other than the Company and, following a Permitted Reorganisation, AMEC plc)) and the Obligors are in compliance with the obligations under Clause 19.5 (Guarantor Cover) during and immediately following the end of that 14 day period, to perform any of its obligations under the Finance Documents.

(b)                                 The guarantee of any Guarantor is not effective or is alleged by an Obligor to be ineffective for any reason unless prior to the occurrence of the Trigger Event the Company is able to procure that the Guarantor is removed within 14 days of the Guarantor becoming aware of such ineffectiveness pursuant to Clause 28.11 (Resignation of an Obligor (other than the Company and, following a Permitted Reorganisation, AMEC plc)) and the Obligors are in compliance with the obligations under Clause 19.5 (Guarantor Cover) during and immediately following the end of that 14 day period.

(c)                                  Any Finance Document is not (subject to any general principles of law referred to in any legal opinion required under this Agreement) legal, valid, binding, enforceable or effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

(d)                                 An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

(e)                                  Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable (subject to any general principles of law referred to in any legal opinion required under this Agreement) and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

21.11                 Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

21.12                 Environmental Claims

Any Environmental Claim is determined against a member of the Group and such determination has or is reasonably likely to have an Material Adverse Effect

21.13                 Material adverse change

Any event or series of events occurs which, in the reasonable opinion of the Majority Lenders, has or could reasonably be expected to have a Material Adverse Effect.

21.14                 United States Bankruptcy Laws

(a)                                 In this Subclause:

U.S. Bankruptcy Law means the United States Bankruptcy Code 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

(b)                                 Any of the following occurs in respect of a U.S. Material Group Member:

(i)                                    it makes a general assignment for the benefit of creditors;

(ii)                                 it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(iii)                              an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 45 days or is not dismissed or stayed within 90 days after commencement of the case; or

(iv)                             an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law.

21.15                 Acceleration

(a)                                 If an Event of Default described in Subclause 21.14 (United States Bankruptcy Laws ) occurs in relation to a Borrower or (if a non-payment has occurred as described in Subclause 20.2 (Authorisations)) in relation to a Guarantor, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable.

(b)                                 If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(i)                                    if not already cancelled under paragraph (a) above, cancel all or any part of the Total Commitments; and/or

(ii)                                 declare that all or part of any amounts outstanding under the Finance Documents are:

(A)                               immediately due and payable; and/or

(B)                               payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this Subclause will take effect in accordance with its terms.

21.16                Clean-Up Period

(a)                                 For the purposes of this Clause, Clean-Up Period means the period from and including the Offer Closing Date to and including the date falling 160 days after the Offer Closing Date.

(b)                                 Notwithstanding any other term of this Agreement, during the Clean-Up Period a breach of:

(i)                                    any of the representations set out in Clause 17.2 (Status) to Clause 17.19 (Sanctions);

(ii)                                 any of the following covenants:

(A)          Clause 20.3 (Compliance with laws)

(B)                               Clause 20.5 (Negative pledge);

(C)                               Clause 20.6 (Disposals);

(D)                               Clause 20.7 (Financial Indebtedness);

(E)                                Clause 20.10 (Environmental matters);

(F)                                 Clause 20.11 (Insurance);

(G)                               Clause 20.13 (Sanctions); and

(H)                              Clause 20.15 (Acquisitions),

(iii)                              any of the following Events of Default:

(A)        Clause 21.3 (Breach of other obligations) (but only in so far as it relates to any of the undertakings set out in paragraph (ii) above);

(B)        Clause 21.4 (Misrepresentation) (but only in so far as it relates to any of the representations set out in paragraph (i) above);

(C)        Clause 21.5 (Cross-default);

(D)        Clause 21.8 (Creditors’ process); and

(E)        Clause 21.12 (Environmental Claims),

will be deemed not to be a breach of representation, a breach of covenant or a Default (as the case may be) if:

(i)                                    it would have been (if it were not for this provision) a breach of representation, a breach of covenant or a Default only by reason of circumstances relating exclusively to any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group);

(ii)                                 it is capable of being remedied and reasonable steps are being taken to remedy it;

(iii)                              the circumstances giving rise to it have not been procured by or approved by the Company or any other Obligor; and

(iv)                             it is not reasonably likely to have a Material Adverse Effect.

(c)                                  If the relevant circumstances are outstanding on or after the end of the Clean-Up Period, there shall be a breach of representation, a breach of covenant or a Default, as the case may be, notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

22.                               THE ADMINISTRATIVE PARTIES

22.1                        Appointment and duties of the Facility Agent

(a)                                 Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each Finance Party irrevocably authorises the Facility Agent to:

(i)                                    perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)                                 enter into and deliver each Finance Document expressed to be entered into by the Facility Agent.

(c)                                  The Facility Agent has only those duties which are expressly specified in the Finance Documents.  Those duties are solely of a mechanical and administrative nature.

22.2                        Role of the Mandated Lead Arrangers and Global Co-ordinator

(a)                                 Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

(b)                                 Except as specifically provided in the Finance Documents, the Global Co-ordinator has no obligations of any kind to any other Party in connection with any Finance Document.

22.3                        No fiduciary duties

(a)                                 Nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b)                                 no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

22.4                        Individual position of an Administrative Party

(a)                                 If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)                                 Each Administrative Party may:

(i)                                    carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)                                 retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

22.5                        Reliance

The Facility Agent may:

(a)                                 rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)                                 rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)                                  assume, unless the context otherwise requires, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(d)                                 engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(e)                                  act under the Finance Documents through its personnel and agents.

22.6                        Majority Lenders’ instructions

(a)                                 The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents.  Any such instructions given by the Majority Lenders will be binding on all the Lenders.  In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)                                 The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)                                  The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d)                                 The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

22.7                        Responsibility

(a)                                 No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)                                 No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)                                  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)                                    has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)           has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

22.8                        Exclusion of liability

(a)                                 No Administrative Party is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.  Any officer, employee or agent of an Administrative Party may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)                                  The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)                                 (i)            Nothing in this Agreement will oblige any Administrative Party to satisfy any customer due diligence requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)           Each Finance Party confirms to each Administrative Party that it is solely responsible for any customer due diligence requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

22.9                        Default

(a)                                 The Facility Agent is not obliged to monitor or enquire whether a Default has occurred.  The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)                                 If the Facility Agent:

(i)                                    receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)                                 is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than an Administrative Party) under this Agreement,

it must promptly notify the other Finance Parties.

22.10                 Information

(a)                                 The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)                                 Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                  Except as provided above, the Facility Agent has no duty:

(i)                                    either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)           unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)                                 In acting as the Facility Agent, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from its other divisions and departments.  Any information acquired by the Facility Agent which, in its opinion, is acquired by another division or department or otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)                                  The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)                                   The Facility Agent may disclose to any Party any information it reasonably believes it has received as Facility Agent under this Agreement.

22.11                 Indemnities

(a)                                 Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent (unless the Facility Agent has been reimbursed by an Obligor under a Finance Document), except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)                                 If a Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party:

(i)            deduct from any amount received by it for that Party any amount due to the Facility Agent from that Party under a Finance Document but unpaid; and

(ii)           apply that amount in or towards satisfaction of the owed amount.

That Party will be regarded as having received the amount so deducted.

22.12                 Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13                 Resignation of the Facility Agent

(a)                                 The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)                                 Alternatively, the Facility Agent may resign by giving no less than 30 days’ notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)                                  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)                                 The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.  Any successor Facility Agent must have an office in the UK.

(e)                                  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment.

On giving the notification the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)                                   The retiring Facility Agent must, at its own cost:

(i)            make available to the successor Facility Agent those documents and records and provide any assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and

(ii)           enter into and deliver to the successor Facility Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.

(g)                                  Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)                                 The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

(i)                                     The Facility Agent shall resign in accordance with paragraph (b) above if on or after the date which is six months before the FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents:

(i)            the Facility Agent fails to respond to a request under Subclause 12.9 (FATCA Information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)           the information supplied by the Facility Agent pursuant to Subclause 12.9 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)          the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and in each case the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.

22.14                 Relationship with Lenders

(a)                                 The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)                                 The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)                                  The Facility Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request.  The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

22.15                 Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.16                 Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 22.11 (Indemnities), Clause 25.2 (Other indemnities) and Clause 26 (Expenses) shall include the cost of utilising the Facility Agent’s management time or other resources as agreed between the Facility Agent and the Company (each acting reasonably) prior to incurring such costs and is in addition to any fee paid or payable to the Facility Agent under Clause 24.1 (Facility Agent’s fee).

23.                               EVIDENCE AND CALCULATIONS

23.1                        Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3                        Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or, if different, in accordance with market practice.

24.                               FEES

24.1                        Facility Agent’s fee

The Company must pay to the Facility Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter between the Facility Agent and the Company.

24.2                        Arrangement fee

The Company must pay to the Facility Agent for each Original Lender an arrangement fee in the amount and manner agreed in the Fee Letter between the Facility Agent, the Original Lenders and the Company.

24.3                        Ticking Fee

(a)                                 Subject to Clause 29.2 (No commitment fee or ticking fee), the Company must (or must procure that an Obligor will) pay to the Facility Agent for:

(i)                                    each Lender under Facility A a ticking fee computed at the rate of 0.20 per cent. of the undrawn, uncancelled amount of the Total Facility A Commitments;

(ii)                                 each Lender under Facility B a ticking fee computed at the rate of 0.20 per cent. of the undrawn, uncancelled amount of the Total Facility B Commitments;

(iii)                              each Lender under Facility C a ticking fee computed at the rate of 0.20 per cent. of the undrawn, uncancelled amount of the Total Facility C Commitments; and

(iv)                             each Lender under the Revolving Facility a ticking fee computed at the rate of 0.20 per cent. of the undrawn, uncancelled amount of the Total Revolving Facility Commitments, together the Ticking Fees.

(b)                                 Each Ticking Fee will accrue on a daily basis from the date of this Agreement to:

(i)                                    in the case of the Term Loans, the earlier of the date on which all amounts under the applicable Facility have been utilised in full and the date on which the Commitments under the applicable Facility are cancelled in full (including cancellation by way of automatic cancellation on the last day of the Availability Period); and

(ii)                                 in the case of the Revolving Facility Loans, the earlier of the date of first utilisation of a Loan under this Agreement and the date on which the Commitments under the Revolving Facility are cancelled in full (including cancellation by way of automatic cancellation on the last day of the Availability Period).

(c)                                  Accrued Ticking Fee:

(i)                                    in the case of the Term Loans, is payable on first Utilisation Date of the applicable Facility and on the earlier of the date on which all amounts under the applicable

Facility have been utilised in full and the date on which the Commitments under the applicable Facility are cancelled in full (including cancellation by way of automatic cancellation on the last day of the Availability Period); and

(ii)                                 in the case of the Revolving Facility Loans is payable on the earlier of the date of first utilisation of a Loan under this Agreement and the date on which the Commitments under the Revolving Facility are cancelled in full (including cancellation by way of automatic cancellation on the last day of the Availability Period).

24.4                        Commitment fee — Revolving Facility

(a)                                 Subject to Clause 29.2 (No commitment fee or ticking fee), the Company must (or must procure that an Obligor will) pay to the Facility Agent for each Lender under the Revolving Facility a commitment fee computed at the rate of 35 per cent. of the Margin per annum on the undrawn, uncancelled amount of each Lender’s Revolving Facility Commitment.

(b)                                 Accrued commitment fee is payable quarterly in arrear and will accrue on a daily basis from the date of first utilisation of a Loan under this Agreement.  Accrued commitment fee is also payable to the Facility Agent for a Lender under the Revolving Facility on the date its Commitment is cancelled in full (including cancellation by way of automatic cancellation on the last day of the Availability Period).

24.5                        Utilisation fee — Revolving Facility

(a)                                 The Company must (or must procure that an Obligor will) pay to the Facility Agent for each Lender under the Revolving Facility a utilisation fee computed at the rate of:

(i)                                    for each day on which the aggregate amount of the Revolving Facility Loans equals or exceeds an amount equal to 33 1/3 per cent. but is less than 66 2/3 per cent. of the Total Revolving Facility Commitments, 0.20 per cent. per annum; and

(ii)                                 for each day on which the aggregate amount of the Revolving Facility Loans equals or exceeds an amount equal to 66 2/3 per cent. of the Total Revolving Facility Commitments, 0.40 per cent. per annum.

(b)                                 Utilisation fee is payable on the amount of each Lender’s share in the Revolving Facility Loans.

(c)                                  Accrued utilisation fee is payable quarterly in arrears.  Accrued utilisation fee is also payable to the Facility Agent for a Lender under the Revolving Facility on the date that its Commitment is cancelled and its share in the Revolving Facility Loans prepaid or repaid in full, and on the Final Maturity Date.

25.                              INDEMNITIES AND BREAK COSTS

25.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)                                    making or filing a claim or proof against that Obligor;

(ii)                                 obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

25.2                        Other indemnities

(a)                                 The Company must (or must procure that an Obligor will) indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

(i)                                    the occurrence of any Event of Default;

(ii)           any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(iii)          (other than by reason of negligence or default by that Finance Party) a utilisation of a Loan not being made after a Request has been delivered for that utilisation; or

(iv)                             a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

(b)                                 The Company must (or must procure that an Obligor will) indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

(i)                                    investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)           acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

25.3                        Break Costs

(a)                                 Each Borrower must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Term applicable to it.

(b)                                 Break Costs are the amount (if any) determined by the relevant Lender (acting reasonably) by which:

(i)                                    the interest (excluding the Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)                                 the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)                                  Each Lender must, together with its demand, supply to the Facility Agent for the relevant Borrower details of the amount and basis of calculation (in reasonable detail) of any Break Costs claimed by it under this Subclause.

26.                               EXPENSES

26.1                        Initial costs

The Company must, within 10 Business Days of demand, pay to each Administrative Party on demand the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, entry into and syndication of the Finance Documents and any other document referred to in the Finance Documents.

26.2                        Subsequent costs

The Company must, within 10 Business Days of demand, pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)                                 the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) entered into after the date of this Agreement; and

(b)                                 any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by a Finance Document.

26.3                        Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

27.                               AMENDMENTS AND WAIVERS

27.1                        Procedure

(a)                                 Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders.  The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)                                 The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above.  Any such amendment or waiver is binding on all the Parties.

(c)                                 Each Obligor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company.  This includes any amendment or waiver which would, but for this paragraph, require the consent of each Guarantor if the guarantee under the Finance Documents is to remain in full force and effect.

27.2                        Exceptions

(a)                                 An amendment or waiver which relates to:

(i)                                    the definition of Majority Lenders in Subclause 1.1 (Definitions);

(ii)           an extension of the date of payment of any amount to a Lender under the Finance Documents (other than pursuant to a First Extension Request or a Second Extension Request);

(iii)          a reduction in the Margin or a reduction in the amount of any payment or change in currency of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)          an increase in, or an extension of, a Commitment or the Total Commitments (other than pursuant to a First Extension Request or a Second Extension Request);

(v)           a change or release of an Obligor other than in accordance with the terms of this Agreement;

(vi)          a term of a Finance Document which expressly requires the consent of each Lender;

(vii)         the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(viii)        the nature or scope of the guarantee and indemnity granted under Clause 16 (Guarantee and indemnity); or

(ix)          Clause 2.2 (Nature of a Finance Party’s rights and obligations) or this Clause,

may only be made with the consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of an Administrative Party or Reference Bank may only be made with the consent of that Administrative Party or Reference Bank.

(c)                                  A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

27.3                        Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)            any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)           any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

27.4                        Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)                                 may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

28.                               CHANGES TO THE PARTIES

28.1                        Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

28.2                        Assignments and transfers by Lenders

Subject to the following provisions of this Clause, a Lender (the Existing Lender) may at any time:

(a)                                 assign any of its rights; or

(b)                                 transfer by way of novation any of its rights or obligations under this Agreement,

to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

28.3                        Conditions to assignment or transfers

The consent of the Company is required for any assignment or transfer unless:

(a)                                 the New Lender is another Lender or an Affiliate of a Lender; or

(b)                                 an Event of Default is outstanding; or

(c)                                  up to and including the Syndication Date, the New Lender is an entity (or Affiliate of an entity) included on a list agreed between the Original Mandated Lead Arrangers and the Company.

The consent of the Company (if required) must not be unreasonably withheld or delayed.  The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

28.4                        Other conditions to assignment or transfer

(a)           The Facility Agent is not obliged to enter into a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all customer due diligence requirements to its satisfaction.  The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(b)                                 If the consent of the Company is required for any assignment or transfer (irrespective of whether it may be unreasonably withheld or not), the Facility Agent is not obliged to enter into a Transfer Certificate if the Company withholds its consent.

(c)           Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of US$3,500.

(d)                                Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.5                        Procedure for assignment of rights

An assignment of rights will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been an Original Lender.

28.6                        Procedure for transfer using a Transfer Certificate

(a)                                 In this Subclause:

Transfer Date means, in relation to a transfer, the later of:

(i)                                     the proposed Transfer Date specified in that Transfer Certificate; and

(ii)                                  the date on which the Facility Agent enters into that Transfer Certificate.

(b)                                 A transfer of rights or obligations using a Transfer Certificate will be effective if:

(i)                                     the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)                                  the Facility Agent enters into it.

(c)                                  On the Transfer Date:

(i)                                    the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

(ii)                                 the Existing Lender will be released from those obligations and cease to have those rights; and

(iii)                              the New Lender will become a Lender under this Agreement and be bound by the terms of this Agreement.

(d)                                 The Facility Agent must enter into a Transfer Certificate delivered to it and which appears on its face to be in order as soon as reasonably practicable and, as soon as reasonably practicable after it has entered into a Transfer Certificate, send a copy of that Transfer Certificate to the Company.

(e)                                  Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

28.7                        Replacement of a Lender

(a)                                 In this Subclause, Outgoing Lender means a Defaulting Lender (as defined in Subclause 29.1 (General)) or a Lender in respect of which Subclause 8.1 (Mandatory prepayment — illegality) or Subclause 8.9 (Right of repayment and cancellation of a single Lender) applies.

(b)           The Company may, at any time a Lender has become and continues to be an Outgoing Lender, by giving 10 Business Days’ notice to the Facility Agent and that Outgoing Lender:

(i)                                    replace that Outgoing Lender by requiring that Outgoing Lender to (and (to the extent permitted by law) that Outgoing Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations under this Agreement;

(ii)                                 require that Outgoing Lender to (and (to the extent permitted by law) that Outgoing Lender must) transfer in accordance with this Agreement all (and not part only) of the undrawn Commitment of that Outgoing Lender; or

(iii)                              require that Outgoing Lender to (and (to the extent permitted by law) that Outgoing Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (other than a Subsidiary of the Company) (a Replacement Lender) selected by the Company, and (unless the Facility Agent is an Impaired Agent) in respect of which the Facility Agent (acting reasonably) has carried out and been satisfied with the results of all customer due diligence requirements which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the Outgoing Lender (including the assumption of the Outgoing Lender’s participations or unfunded participations (as the case may be) on the same basis as the Outgoing Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of that Outgoing Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation to that Commitment under the Finance Documents.

(c)                                  Any transfer of rights and obligations of an Outgoing Lender under this Clause is subject to the following conditions:

(i)            the Company has no right to replace the Facility Agent;

(ii)           neither the Facility Agent nor the Outgoing Lender will have any obligation to the Company to find a Replacement Lender;

(iii)          the transfer must take place no later than 20 Business Days after the notice referred to in paragraph (b) above; and

(iv)                             in no event will the Outgoing Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Outgoing Lender under the Finance Documents.

28.8                        Limitation of responsibility of Existing Lender

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                    the financial condition of an Obligor; or

(ii)                                 the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(A)                               any Finance Document or any other document;

(B)                               any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

(C)                               any observance by an Obligor of its obligations under any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                    has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)                                 has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)                                  Nothing in any Finance Document requires an Existing Lender to:

(i)                                    accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)                                 support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

28.9                        Costs resulting from change of Lender or Facility Office

If:

(a)                                 a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then unless that Tax Payment or Increased Cost is as a result of Clause 14 (Mitigation), the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred. This Subclause 28.9 (Costs resulting from change of Lender or Facility Office) shall not apply in relation to Subclause 12.2 (Tax gross-up) to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) of Clause 12.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender, unless the relevant payment falls due before (or less than five Business Days after) the Company receives a copy of the Transfer Certificate entered into by that Treaty Lender pursuant to paragraph (d) of Subclause 28.6 (Procedure for transfer using a Transfer Certificate).

28.10                 Additional Obligors

(a)                                 If the Company:

(i)                                    requests that one of its wholly-owned Subsidiaries becomes an Additional Obligor; or

(ii)                                 is required to make one of its wholly-owned Subsidiaries an Additional Obligor,

it must give not less than five Business Days prior notice to the Facility Agent (and the Facility Agent must promptly notify the Lenders).

(b)                                 If the accession of an Additional Obligor requires any Finance Party to carry out customer due diligence requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable customer due diligence requirements.

(c)                                  If one of the wholly-owned Subsidiaries of the Company is to become an Additional Obligor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions precedent documents).

(d)                                 The prior consent of all the Lenders is required if the Additional Obligor is an Additional Borrower and is incorporated in a jurisdiction outside the UK.

(e)                                  If the Additional Obligor is an Additional Guarantor and is incorporated in a jurisdiction in which no other Guarantor is incorporated, the relevant Subsidiary will not become an Additional Obligor until the Finance Documents have been amended in form and substance satisfactory to the Facility Agent (acting on the instructions of all the Lenders, each acting reasonably) to reflect customary provisions having regard to the jurisdiction of incorporation of that Additional Guarantor.

(f)                                  The relevant Subsidiary will become an Additional Obligor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance satisfactory to it.  The Facility Agent must give this notification as soon as reasonably practicable.

(g)                                  Upon becoming an Additional Borrower, that Subsidiary must make any relevant filings (and provide copies of those filings) as required by paragraph (h) (iii) of Subclause 12.2 (Tax gross-up) in accordance with those provisions.

(h)                                 Delivery of an Accession Agreement, entered into by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are correct as at the date of delivery.

28.11                 Resignation of an Obligor (other than the Company and, following a Permitted Reorganisation, AMEC plc)

(a)                                 The Company may request that an Obligor (other than the Company and, following a Permitted Reorganisation, AMEC plc) ceases to be an Obligor by giving to the Facility Agent a duly completed Resignation Request.

(b)                                 Upon the occurrence of the Trigger Event, the Company will be deemed to have given the Facility Agent a duly completed Resignation Request in respect of each Guarantor (other than the Company and, following a Permitted Reorganisation, AMEC plc).  If a Resignation Request is not accepted by the Facility Agent under Subparagraphs (i) and/or (iv) of paragraph (c) below, the Company will be deemed to have given the Facility Agent a duly completed Resignation Request in respect of each Guarantor (other than the Company and, following a Permitted Reorganisation, AMEC plc) at the time Subparagraphs (i) and (iv) of paragraph (c) below cease to apply.

(c)                                  The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

(i)                                    in the case of a Guarantor and prior to the occurrence of the Trigger Event, the Company has provided evidence and computations in form and substance satisfactory to the Facility Agent that the covenant in Subclause 19.5 (Guarantor Cover) will be satisfied following the acceptance of the Resignation Request;

(ii)                                 it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request;

(iii)                              (in the case of a Borrower) no amount owed by that Obligor in its capacity as Borrower under this Agreement is still outstanding; and

(iv)                             (in the case of a Guarantor) no amount owed by that Obligor in its capacity as Guarantor under this Agreement is still outstanding.

(d)                                 The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Facility Agent gives the notification referred to in paragraph (c) above.

(e)                                  An Obligor (other than the Company or, following a Permitted Reorganisation, AMEC plc) may also cease to be an Obligor in any other manner approved by the Majority Lenders.

28.12                 Reference Banks

(a)                                 If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

(b)                                No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

(c)                                  No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document or for any Reference Bank quotation, unless finally judicially determined to have been directly caused by its gross negligence or wilful misconduct.

(d)                                 No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it may have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause, subject to paragraph (d) of Clause 1.2 (Construction) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(e)                                  Any Reference Bank may rely on this Clause 28.12 (Reference Banks), Clause 27.2 (Exceptions) or 31 (Confidentiality of Funding Rates and Reference Bank Quotations), subject to paragraph (d) of Clause 1.2 (Construction) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

28.13                 Affiliates of Lenders

(a)                                 Each Lender may fulfil its obligations in respect of any Loan through an Affiliate if:

(i)                                    the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

(ii)           the Loans in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent and the Company.

In this event, the Lender and the Affiliate will participate in Loan in the manner provided for in sub-paragraph (ii) above.

(b)                                 If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

28.14                 Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)            release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)                                 require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

29.                               FINANCE PARTY DEFAULT

29.1                        General

In this Clause:

Defaulting Lender means any Lender:

(a)                                 which has failed to make its share in a Loan available or has given notice to the Facility Agent that it will not make available its share in any Loan by the relevant Utilisation Date in accordance with this Agreement;

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing; or

unless, in the case of paragraph (a) and (c) above:

(i)                                    its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event, and

payment is made within 10 Business Days of its due date;

(ii)                                 the Lender is disputing in good faith whether it is contractually obliged to make the relevant payment;

(iii)                              it is unlawful in any relevant jurisdiction for the Lender to make that payment; or

(iv)                             the Facility Agent is an Impaired Agent, and the Company has provided the Lender with details of an account into which the Lender is required to make the payment in question directly to the required recipient in accordance with Subclause 29.8 below and payment is made within 5 Business Days of that notification.

Impaired Agent means the Facility Agent at any time when:

(a)                                it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                it rescinds or repudiates a Finance Document;

(c)                                 (if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender;

(d)                                an Insolvency Event has occurred and is continuing with respect to the Facility Agent; or

(e)                                 it has resigned under paragraph (i) of Subclause 22.13 (Resignation of the Facility Agent) and no successor Facility Agent has been appointed and a payment is required to be made to the Facility Agent under the Finance Documents;

unless, in the case of paragraph (a) above:

(i)                                    its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event, and

payment is made within 10 Business Days of its due date; or

(ii)                                 the Facility Agent is disputing in good faith whether it is contractually obliged to make the relevant payment.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)                                is dissolved (other than as a result of a consolidation, amalgamation or merger);

(b)                                becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                 makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                institutes or has instituted against it, by a regulator, supervisor or similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                 has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition presented against it, that proceeding or petition is instituted or presented by a person or an entity not described in paragraph (d) above and:

(i)                                     results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                  is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation thereof;

(f)                                  has a resolution passed for its winding-up, official management or liquidation (other than as a result of a consolidation, amalgamation or merger);

(g)                                 seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)                                has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and that secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days of it;

(i)                                    causes or is subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) (inclusive) above; or

(j)                                   takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the acts referred to above.

29.2                        No commitment fee or ticking fee

No commitment fee is payable to the Facility Agent (for the account of a Lender) on any undrawn, uncancelled amount of any Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

29.3                        Term-out of Loans

(a)                                 At any time a Lender becomes a Defaulting Lender, the maturity date of each of the shares of that Lender in the Loans then outstanding will be automatically extended to the Final Maturity Date and will be treated as separate Loans (the Separate Loans) denominated in the currency in which the relevant shares are outstanding.

(b)                                 If a Borrower has a Separate Loan made to it which is outstanding, the relevant Borrower may prepay that Loan by giving 10 Business Days’ notice to the Facility Agent.

(c)                                  The Facility Agent must send (as soon as practicable) a copy of any prepayment notice received under paragraph (b) above to the relevant Defaulting Lender.

(d)                                 Interest in respect of a Separate Loan will accrue for successive Terms selected by the relevant Borrower by the time and date specified by the Facility Agent (acting reasonably) and will be payable by the relevant Borrower to the Defaulting Lender on the last day of each Term of that Loan.

(e)                                  Any Separate Loan will not be taken into account when determining the number of Loans available under Subclause 4.3 (Maximum number).

(f)                                   The terms of this Agreement relating to Loans generally apply to Separate Loans other than to the extent inconsistent with paragraphs (a) to (e) above, in which case those paragraphs will prevail in respect of any Separate Loan.

29.4                        Right of cancellation in relation to a Defaulting Lender

(a)                                 If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent 5 Business Days’ notice of cancellation of each undrawn Commitment of that Lender.

(b)                                On receipt of a notice referred to in paragraph (a) above, each undrawn Commitment of the Defaulting Lender will immediately be reduced to zero.

(c)                                  The Facility Agent must as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

(d)                                 Notwithstanding any other provision in this Agreement, any Commitments cancelled under this Subclause may be reinstated in accordance with Subclause 29.5 (Increase).

29.5                        Increase

(a)                                 The Company may by giving prior notice to the Facility Agent within ten Business Days of the effective date of a cancellation of:

(i)                                    the undrawn Commitments of a Defaulting Lender under Subclause 29.4 (Right of cancellation in relation to a Defaulting Lender), or

(ii)                                 the Commitment of a Lender in accordance with Subclause 8.1 (Mandatory prepayment — illegality),

request that the Total Commitments be increased in aggregate up to the amount of the undrawn Commitments or the Commitments, referred to above, which have been cancelled.

(b)                                 Following a request under paragraph (a) above:

(i)            the increased Commitment will be assumed by a Lender or other bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (other than a Subsidiary of the Company) (an Increase Lender) selected by the Company and in respect of which the Facility Agent (acting reasonably) has carried out and been satisfied with the results of all customer due diligence requirements, and each of which confirms that it has assumed all the obligations of a Lender corresponding to that increased Commitment as if it had been an Original Lender;

(ii)           each of the Obligors and the Increase Lender will assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)          the Increase Lender will become a Party as a Lender and the Increase Lender and each of the other Finance Parties will assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)          the Commitments of the other Lenders will continue in full force and effect; and

(v)           the increase will become effective on the date referred to in the notice delivered under paragraph (a) above or any later date on which the conditions set out in paragraph (c) below are satisfied.

(c)                                 An increase in the Total Commitments will only be effective on:

(i)            the execution by the Facility Agent of confirmation (the Increase Confirmation) from the Increase Lender substantially in the form set out in Schedule 9 (Form of Increase Confirmation) that the Increase Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facility Agent of all necessary customer due diligence requirements in relation to that Increase Lender, the completion of which the Facility Agent must promptly notify to the Company and the Increase Lender.

(d)                                 Each Increase Lender, by entering into the Increase Confirmation, confirms that the Facility Agent has authority to enter into on its behalf any amendment or waiver that has been approved by or on behalf of the relevant Lenders in accordance with this Agreement on or before the date on which the increase becomes effective.

(e)                                  Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company must on the date that the increase becomes effective, pay to the Facility Agent (for its own account) a fee of US$3,500 and the Company must promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause.

(f)                                   The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter which for these purposes is designated a Finance Document.

(g)                                  Subclause 28.8 (Limitation of responsibility of Existing Lender) applies in relation to an Increase Lender as if references in that Subclause to:

(i)                                     an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the New Lender were references to that Increase Lender; and

(iii)                               a re-transfer and re-assignment were references to respectively a transfer and assignment.

(h)                                 The Facility Agent must, as soon as reasonably practicable, after it has executed an Increase Confirmation send a copy to the Company.

29.6                        Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any undrawn Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its undrawn Commitments.

(b)                                 For the purposes of this Clause, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender above has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

29.7                        Excluded Commitments

If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days (unless the Company and the Facility Agent agree to a longer time period in relation to any request) of that request being made;

(a)                                 its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)                                 its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

29.8                        Impaired Agent

(a)                                 If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by S&P or Fitch (or any successor to its ratings business) or A2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party beneficially entitled to that payment under the Finance Documents.  In each case the payments must be made on the due date for payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause will be discharged of the relevant payment obligation under the Finance Documents and will not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly on the appointment of a successor Facility Agent under this Agreement, each Party which has made a payment in accordance with this Clause must give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with the Finance Documents.

29.9                        Replacement of Impaired Agent

(a)                                 If the Facility Agent is an Impaired Agent, after consultation with the Company, the Majority Lenders may, by giving 30 days’ notice (or any shorter notice the Majority Lenders may agree) replace the Facility Agent by appointing a successor Facility Agent.

(b)                                 The replacement of the Facility Agent and appointment of a successor Facility Agent under this Subclause will take effect on the date specified in the notice referred to in paragraph (a) above.  As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Subclause and Subclause 22.13 (Resignation of the Facility Agent) (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(c)                                  Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(d)                                 Other than as set out in this Subclause, the provisions of Subclause 22.13 (Resignation of the Facility Agent) apply to any replacement of the Facility Agent under this Subclause.

29.10                 Other agency matters

(a)                                 The Facility Agent may disclose the identity of a Defaulting Lender to the other Lenders and the Company and must disclose the identity on request by the Company or the Majority Lenders.

(b)                                 The Facility Agent must provide to the Company within 10 Business Days of a request by the Company (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments and the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

29.11                 Communication when Facility Agent is an Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent will be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision will not operate after a replacement Facility Agent has been appointed.

30.                               CONFIDENTIALITY

30.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Subclause 30.2 (Disclosure of Confidential Information) and Subclause 30.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

30.2                        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Subclause 22.14 (Relationship with Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                           to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Subclause 28.14 (Security over Lenders’ rights);

(viii)                        who is a Party; or

(ix)                              with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (b)(i), (b)(ii)  and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                               in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

(e)                                  the size and term of the Facility and the name of each of the Obligors to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents.

30.3                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 the names of the Facility Agent and the Mandated Lead Arrangers;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments;

(viii)                        currencies of the Facility;

(ix)                              type of Facility;

(x)                                 ranking of Facility;

(xi)                              Final Maturity Date for Facility;

(xii)                           changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)                        such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  The Facility Agent shall notify the Company and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

30.4                        Entire agreement

This Clause 30 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

30.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

30.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 30.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 30 (Confidentiality).

30.7                        Continuing obligations

The obligations in this Clause 30 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

31.                               CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

31.1                        Confidentiality

The Facility Agent and each member of the Group agree to keep each Funding Rate and, in the case of the Facility Agent, each Reference Bank quotation, confidential and not to disclose it to anyone, save to the extent permitted by Sub-clause 31.2 (Disclosure of Funding Rates and Reference Bank Quotations).

31.2                        Disclosure of Funding Rates and Reference Bank Quotations

(a)                                 The Facility Agent may disclose:

(i)                                     any Funding Rate (but not, for the avoidance of doubt, any Reference Bank quotation) to the relevant Borrower pursuant to Clause 9.5 (Notification of rates of interest); and

(ii)                                  any Funding Rate or any Reference Bank quotation to any person appointed by it to provide administration or settlement services in respect of one or more of the Finance Documents including, without limitation, in relation to the trading of participations in respect of the Finance Documents, to the extent necessary to enable such service provider to provide any of the services in respect of this paragraph (ii) if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use with Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank as the case may be.

(b)                                 The Facility Agent may disclose any Funding Rate or any Reference Bank quotation and each Obligor may disclose any Funding Rate to:

(i)                                     to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the Funding Rate or Reference Bank quotation or is otherwise bound by requirements of confidentiality in relation it;

(ii)                                  to any person:

(A)                               to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(B)                               to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; or

(C)                               with the consent of the relevant Lender or Reference Bank as the case may be.

(c)                                  The Facility Agent’s obligations under this Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations) are without prejudice to its obligation to make notifications under Clause 9.5 (Notification of rates of interest) provided that (other than pursuant to paragraph (a)(i) above, the Facility Agent shall not include the details of any individual Reference Bank quotation as part of such notification.

(d)                                 The Facility Agent and each Obligor acknowledge that each Funding Rate and in the case of the Facility Agent each Reference Bank quotation is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertakes not to use any Funding Rate or, in the case of the Facility Agent, Reference Bank quotation for any unlawful purpose.

(e)                                  The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be,:

(i)                                     of the circumstances of any disclosure made pursuant to paragraph (a) or (b) above except where such disclosure is made to any of the persons referred to in those paragraphs during the ordinary course of its supervisory or regulatory function; and

(ii)                                  upon becoming aware that any information has been disclosed in breach of this Clause.

32.                               SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to an Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.  That Finance Party shall promptly notify that obligor of any such set-off or conversion.

33.                               PRO RATA SHARING

33.1                        Redistribution

If a Finance Party (the recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with this Agreement (a recovery) and applies that amount to a payment due under a Finance Document, then:

(a)                                 the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)                                 the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent in accordance with this Agreement without taking account of any Tax which would be imposed on the Facility Agent in relation to a recovery or distribution; and

(c)                                  the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).

33.2                        Effect of redistribution

(a)                                 The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)                                 When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)                                 If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)                                 If:

(i)                                     a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)                                  the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party, on the request of the Facility Agent, must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

33.3                        Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a)                                 it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)                                 it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)                                     the recovering Finance Party notified the Facility Agent of those proceedings; and

(ii)                                  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

34.                               SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

35.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.                               NOTICES

36.1                        In writing

(a)                                 Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)                                    in person, by post or, in respect of communications between Finance Parties only, fax; or

(ii)                                  to the extent agreed by the Parties making and receiving communication, by e-mail or other electronic communication.

(b)                                 For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)                                  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

36.2                        Contact details

(a)                                 Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)                                 The contact details of the Company for this purpose are:

Address:                                                 Booths Park, Chelford Road, Knutsford, Cheshire, WA16 8QZ

Attention:                                         Roy Boulton.

(c)                                  The contact details of the Facility Agent for this purpose are:

Address:                                                 26 Elmfield Road, Bromley, BR1 1LR

Fax number:                          +44 20 8313 2149

Attention:                                         Loans Agency

E-mail:                                                        emea.7115loansagency@bankofamerica.com

(d)                                 Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)                                  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

36.3                        Effectiveness

(a)                                 Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)                              if by fax, when received in legible form; and

(iv)                             if by e-mail or any other electronic communication, when received in legible form.

(b)                                 A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                  A communication to the Facility Agent will only be effective on actual receipt by it.

36.4                        Obligors

(a)                                 All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)                                 All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)                                  Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)                                     to give and receive all communications under the Finance Documents;

(ii)                                  to supply all information concerning itself to any Finance Party; and

(iii)                               to sign all documents under or in connection with the Finance Documents.

(d)                                 Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)                                  Each Finance Party may assume that any communication made by the Company is made with the consent of each other Obligor.

36.5                        Use of websites

(a)                                 Notwithstanding any other term in this Subclause 36.5 (Use of websites), the Company may deliver any information required under Subclause 18.1(a)(i), 18.1(a)(iv) (Financial statements) or 18.4(a) (Information - miscellaneous) by posting it on to the electronic website www.amec.com and notifying the Facility Agent that the applicable information has been posted on that electronic website.

(b)                                 Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)                                     the Facility Agent and the Lender agree;

(ii)                                  the Company and the Facility Agent designate an electronic website for this purpose;

(iii)                               the Company has notified the Facility Agent of the address of and password for the website; and

(iv)                              the information posted is in a format agreed between the Company and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(c)                                  Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)                                     any Lender not agreeing to receive information via the website; and

(ii)                                  within 10 Business Days of request any other Lender, if that Lender so requests.

(d)                                 The Company must, promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)                                     the website cannot be accessed;

(ii)                                  the website or any information on the website is infected by any electronic virus or similar software;

(iii)                               the password for the website is changed; or

(iv)                              any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in sub-paragraphs(i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

37.                               LANGUAGE

(a)                                 Any notice given in connection with a Finance Document must be in English.

(b)                                 Any other document provided in connection with a Finance Document must be:

(i)                                     in English; or

(ii)                                  (unless the Facility Agent otherwise agrees) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

38.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

39.                               ENFORCEMENT

39.1                        Jurisdiction

(a)                                 The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with any Finance Document.

(b)                                 The English courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document.  Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)                                  This Clause is for the benefit of the Finance Parties only.  To the extent allowed by law, a Finance Party may take:

(i)                                     proceedings in any other court; and

(ii)                                  concurrent proceedings in any number of jurisdictions.

(d)                                 References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.

39.2                        Service of process

(a)                                 Each Obligor not incorporated in England and Wales irrevocably appoints AMEC plc as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.  By signing this Agreement, AMEC plc accepts its appointment as agent for service of process for each Obligor.

(b)                                 If any person appointed as process agent under this Clause is unable for any reason to so act, the Company (on behalf of all the Obligors) must promptly (and in any event within ten Business Days of the event taking place) appoint another agent, and if the agent is not a member of the Group the terms of its appointment must be acceptable to the Facility Agent (acting reasonably).  Failing this, the Facility Agent may appoint another process agent for this purpose.

(c)                                  Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)                                 This Clause does not affect any other method of service allowed by law.

39.3                        Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)                                 agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)                                 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)                                  waives all rights of immunity in respect of it or its assets.

39.4                        Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

40.                               COMPLETE AGREEMENT

The Finance Documents contain the complete agreement between the Parties on the matters to which they are related and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Name of Original Borrower	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
AMEC PLC	England	01675285

Name of Original Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
AMEC PLC	England	01675285
AMEC GROUP LIMITED	England	4612748
AMEC NUCLEAR UK LIMITED	England	1120437
AMEC AMERICAS LIMITED	Canada	773289-9
AMECENVIRONMENT & INFRASTRUCTURE INC.	Nevada	C8316-1994
AMEC KAMTECH INC.	Delaware	43596931
AMEC OIL & GAS INC.	Texas	52957800

Name of Original Lender	Facility A Commitments (US$)	Facility B Commitments (US$)	Facility C Commitments (US$)	Revolving Facility Commitments (US$)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Bank of America Merrill Lynch International Limited	62,500,000	207,500,000	207,500,000	62,500,000	—
Barclays Bank PLC	62,500,000	207,500,000	207,500,000	62,500,000	—
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	62,500,000	207,500,000	207,500,000	62,500,000	—
The Royal Bank of Scotland plc	62,500,000	207,500,000	207,500,000	62,500,000	—
Total Commitments	250,000,000	830,000,000	830,000,000	250,000,000	—

Original Mandated Lead Arrangers

Bank of America Merrill Lynch International Limited

Barclays Bank PLC

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

The Royal Bank of Scotland plc

Bookrunners

Bank of America Merrill Lynch International Limited

Barclays Bank PLC

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

The Royal Bank of Scotland plc

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST REQUEST

Corporate documentation

1.                                      A copy of the constitutional documents of each Original Obligor.

2.                                      A copy of a resolution of the board of directors of each Original Obligor (or, in the case of the Company, a committee of its board of directors) approving the terms of, and the transactions contemplated by, this Agreement.

3.                                      If applicable, a copy of a resolution of the board of directors of the Company establishing the committee referred to in paragraph 2 above.

4.                                      A specimen of the signature of each person authorised on behalf of an Original Obligor to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.                                      If required by law, a copy of a resolution of the relevant holders of the issued or allotted shares in each Original Guarantor approving the terms of, and the transactions contemplated by, this Agreement.

6.                                      If required by law, a copy of a resolution of the board of directors of each corporate shareholder in each Original Guarantor approving the terms of the resolution referred to in paragraph 5 above.

7.                                      A certificate of an authorised signatory of each Original Obligor:

(a)                                 (in the case of each Original Obligor other than an Obligor incorporated or formed in the United States of America) confirming that utilising the Total Commitments in full would not breach any limit binding on such Original Obligor;

(b)                                 (in the case of each Original Obligor incorporated or formed in the United States of America) confirming that utilising the Total Commitments in full would not breach any limit, contained in its constitutional documents, binding on such Original Obligor;

(c)                                  certifying that each copy document delivered by such Original Obligor and specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement;

(d)                                 (in the case of the Company only) attaching a list of all Subsidiaries of the Company which are Project Companies as at the date no earlier than the date of this Agreement; and

(e)                                  (in the case of the Company only) attaching a copy of the Original Financial Statements.

8.                                      For each Original Obligor incorporated or formed in the United States of America, a good standing certificate (including verification of tax status) issued as of a recent date by the appropriate government authority in its jurisdiction of incorporation or formation.

9.                                      Each Finance Document executed by the parties to that document.

10.                               The Group Structure Chart.

11.                               A list of all Material Subsidiaries as at the date no earlier than the date of this Agreement.

Legal opinions

12.                               A legal opinion of Allen & Overy LLP, legal advisers to the Original Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

13.                               A legal opinion of Gowling Lafleur Henderson LLP, legal advisers to the Original Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

14.                               A legal opinion from legal advisers to the Company, addressed to the Finance Parties, with respect to no violation of the Margin Regulations.

15.                               If an Obligor is incorporated in a state of the United States of America, a legal opinion from legal advisers to the Company, addressed to the Finance Parties.

Acquisition documents

16.                               A copy of the Implementation Agreement executed by the parties to it.

17.                               A certificate from the Company confirming that:

(a)              the authorised share capital of the Company has been increased in an amount sufficient for the issue of all of Offer Shares to be issued in the Offer or to be underlying to the Offer ADSs to be issued in the Offer, in each case under and pursuant to the Implementation Agreement;

(b)              the Offer Shares to be issued in the Offer or to be underlying to the Offer ADSs to be issued in the Offer have been issued and have been admitted to the premium listing segment of the Official List and admitted to the LSE’s main market for listed securities;

(c)               the Offer ADSs to be issued in the Offer and such Offer ADSs to be reserved for issuance in connection with the Offer, in each case under and pursuant to the Implementation Agreement, have been authorised for listing on a National Securities Exchange (as defined in the Implementation Agreement); and

(d)              the Offer Shares and Offer ADSs will be applied to settle the Offer Share Consideration in accordance with the Implementation Agreement by no later than the first Utilisation Date.

18.                              A certificate from the Company confirming that the conditions to the Offer set out in the Offer Documents have been satisfied or, to the extent permitted by this Agreement and the Implementation Agreement, waived by or on behalf of the Company.

Other documents and evidence

19.                               Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

20.                               Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.                               A copy of the agreed list referred to in paragraph (c) of Clause 28.3 (Conditions to assignment or transfers).

PART 2

FOR AN ADDITIONAL OBLIGOR

Corporate documentation

1.                                      An Accession Agreement, duly entered into by the Company and the Additional Obligor.

2.                                      A copy of the constitutional documents of the Additional Obligor.

3.                                      A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Agreement.

4.                                      A specimen of the signature of each person authorised on behalf of the Additional Obligor to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.                                      If required by law, a copy of a resolution of the relevant holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Accession Agreement.

6.                                      If required by law, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the resolution referred to in paragraph 5 above.

7.                                      A certificate of an authorised signatory of the Additional Obligor:

(a)                                 confirming that utilising the Total Commitments in full would not breach any limit binding on it; and

(b)                                 certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

8.                                      For each Additional Obligor incorporated or formed in the United States, a good standing certificate (including verification of tax status) issued as of a recent date by the appropriate government authority in its jurisdiction of incorporation or formation.

9.                                      If available, a copy of the latest audited accounts of the Additional Obligor.

10.                               Evidence that the agent of the Additional Obligor under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

11.                               A legal opinion of Allen & Overy LLP, legal advisers to the Facility Agent, addressed to the Finance Parties.

12.                               If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

Other documents and evidence

13.                               Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

14.                               Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

15.                               A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

SCHEDULE 3

REQUESTS

PART 1

FORM OF REQUEST - LOANS

To:                             BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Facility Agent

From:               [                               ]

Date:                  [                               ]

AMEC PLC - Credit Agreement
dated [      ] 2014 (the Agreement)

1.                                      We refer to the Agreement.  This is a Request.  Unless otherwise defined herein, capitalised terms in this Request have the meanings given to them in the Agreement.

2.                                      We wish to borrow a Loan on the following terms:

(a)                                 Borrower: [                           ];

(b)                                 Facility to be utilised: [Facility A/Facility B/Facility C/Revolving Facility]

(c)                                  Utilisation Date: [                               ];

(d)                                 Amount/currency: [                                         ];

(e)                                  Term: [                                         ].

3.                                      Our payment instructions are: [                                    ].

4.                                      We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.                                      This Request is irrevocable.

By:

[                               ]

PART 2

SELECTION NOTICE

To:                             BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Facility Agent

From:               [          ]

Date:                  [          ]

AMEC PLC —Credit Agreement

dated [       ] 2014 (the Agreement)

1.                                      We refer to the Agreement.  This is a Selection Notice.  Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                      We refer to the following [Facility A/Facility B/Facility C] Loan[s] in [currency] with an Term ending on [    ].*

3.                                      [We request that the above [Facility A/Facility B/Facility C]  Loan[s] be divided into [   ] [Facility A/Facility B/Facility C] Loans with the following Base Currency Amounts and Terms.]**

or

4.                                      [We request that the next Term for the above [Facility A/Facility B/Facility C] Loan[s] is [     ].]***

5.                                      We request that the above [Facility A/Facility B/Facility C] Loan[s] [is/are] [denominated in the same currency for the next Term.

6.                                      We confirm that each condition precedent under the Agreement which is required to be satisfied on the date of this Selection Notice is satisfied.

7.                                      This Selection Notice is irrevocable.

By:

[COMPANY]

*                                         Insert details of all [Facility A/Facility B/Facility C] Loans in the same currency which have an Term ending on the same date.

**                                  Use this option if division of Loans is requested.

***                           Use this option if sub division is not required.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:                             BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Facility Agent

From:               [EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:                  [          ]

AMEC PLC - Credit Agreement
dated [      ] 2014 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.  Unless otherwise defined herein, capitalised terms in this Transfer Certificate have the meanings given to them in the Agreement.

1.                                      The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.                                      The proposed Transfer Date is [          ].

3.                                      The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.                                      The New Lender confirms that it is:

(a)                                 [a Qualifying Lender (other than a Treaty Lender);or ]

(b)                                 [a Treaty Lender; or]

(c)                                  [not a Qualifying Lender].

5.                                      [The New Lender is a UK Non-Bank Lender and gives a Tax Confirmation (as defined in the Agreement) by entering into this Transfer Certificate.](1)

6.                                      [The New Lender confirms (without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HM Revenue & Customs DT Treaty Passport scheme (reference number [      ]) and is tax resident in [      ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

(a)                                 each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes the scheme to apply to the Agreement.](2)

7.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

(1)                                 Include if applicable.

(2)                                 This confirmation must be included if the New Lender holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

8.                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

9.                                      This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [          ].

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

SCHEDULE 5

EXISTING SECURITY

Member of the Group creating security	Details of security	Maximum principal amount secured
None	—	—

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                             BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Facility Agent

From:               AMEC PLC

Date:                  [          ]

AMEC PLC - Credit Agreement
dated [       ] 2014 (the Agreement)

1.                                      We refer to the Agreement.  This is a Compliance Certificate.  Unless otherwise defined herein, capitalised terms in this Compliance Certificate have the meanings given to them in the Agreement.

2.                                      We confirm that as at [relevant testing date]:

(a)                                 [Adjusted Consolidated EBITDA was [          ]; and Consolidated Total Net Borrowings are [          ]; therefore, Consolidated Total Net Borrowings are [    ] x Adjusted Consolidated EBITDA;] and

(b)                                 [Consolidated EBITDA was [          ] and Consolidated Net Finance Costs were [          ]; therefore, the ratio of Consolidated EBITDA to Consolidated Net Finance Costs was [    ] to 1; and

(c)                                  [the aggregate turnover of the Guarantors constituted [    ]% of the total turnover of the Group](3)

3.                                      We set out below calculations establishing the figures in paragraph 2 above:

[          ](4).

4.                                      We confirm that as at [relevant testing date] [no Default is outstanding]/[the following Default[s] [is/are] outstanding and the following steps are being taken to remedy [it/them]:

[          ].

5.                                      We attach a list of all Material Subsidiaries as at the date of this certificate.

6.                                      We attach a list of all Subsidiaries of the Company which are Project Companies as at the date of this certificate.

AMEC PLC

By:

(3)                                 To be provided at any time prior to a Trigger Event.

(4)                                 In respect of the calculations establishing the figures for the Guarantor cover test, in relation to each Guarantor, the Company must list the Guarantor’s name, jurisdiction, turnover, and percentage of the total turnover of the Group.

SCHEDULE 7

FORM OF ACCESSION AGREEMENT

To:                             BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Facility Agent

From:               AMEC PLC and [Proposed Borrower/Proposed Guarantor](5)

Date:                  [          ]

AMEC PLC —Credit Agreement
dated [       ] 2014 (the Agreement)

We refer to the Agreement.  This is an Accession Agreement.  Unless otherwise defined herein, capitalised terms in this Accession Agreement have the meanings given to them in the Agreement.

[Name of company] of [address/registered office] agrees to become an Additional Borrower(6)/Guarantor(7) and to be bound by the terms of the Agreement as an Additional Borrower/Guarantor.(8)

[This Accession Agreement is intended to take effect as a deed.](9)

This Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

AMEC PLC

By:

OR

EXECUTED as a deed by	)
[PROPOSED BORROWER/GUARANTOR](1))
Acting by [NAME OF DIRECTOR]	)
in the presence of:	)	Director

Witness’s signature

Name:

Address:

(5)                                 Delete as applicable.

(6)                                 Note that prior to the occurrence of the Trigger Event, an Additional Borrower must be or become a Guarantor prior to becoming a Borrower.

(7)                                 Delete as applicable.

(8)                                 Delete as applicable.

(9)                                 If there is a concern whether there is any consideration for giving a guarantee, this Accession Agreement should be executed as a deed by the new Guarantor.

SCHEDULE 8

FORM OF RESIGNATION REQUEST

To:          BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Facility Agent

From:     AMEC PLC and [relevant Obligor]

Date:      [          ]

AMEC PLC - Credit Agreement
dated [       ] 2014 (the Agreement)

1.                                      We refer to the Agreement.  This is a Resignation Request.  Unless otherwise defined herein, capitalised terms in this Resignation Request have the meanings given to them in the Agreement.

2.                                      We request that [resigning Obligor] be released from its obligations as [a/an](10) [Obligor/Borrower/Guarantor](11) under the Agreement.

3.                                      We are not aware that any Default is outstanding or would result from the acceptance of this Resignation Request.

4.                                      We confirm that as at the date of this Resignation Request no amount owed by [resigning Obligor] under the Agreement is outstanding.

5.                                      This Resignation Request and any non-contractual obligations arising out of or in connection with it are governed by English law.

AMEC PLC	[Relevant Obligor]

By:	By:

The Facility Agent confirms that this resignation takes effect on [          ].

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

(10)                          Delete as applicable.

(11)                          Delete as applicable.

SCHEDULE 9

FORM OF INCREASE CONFIRMATION

To:          BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as Facility Agent and AMEC PLC as the Company

From:     [the Increase Lender] (the Increase Lender)

Date:      [          ]

AMEC PLC —Credit Agreement
dated [          ] 2014 (the Agreement)

1.                                      We refer to the Agreement.  This is an Increase Confirmation.  Unless otherwise defined herein, capitalised terms in this Increase Confirmation have the meanings given to them in the Agreement.

2.                                      We refer to Subclause 29.5 (Increase) of the Agreement.

3.                                      In accordance with the terms of the Agreement, the Increase Lender assumes obligations equivalent to those obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.

4.                                      The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [          ].

5.                                      On the Increase Date, the Increase Lender becomes:

(a)                                 party to the Finance Documents as a Lender; and

(b)                                 party to [other relevant agreements in other relevant capacity].

6.                                      The administrative details of the Increase Lender for the purposes of the Agreement are set out in the Schedule.

7.                                      The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Subclause 29.5 (Increase).

8.                                      The Increase Lender confirms that it is:

(a)     [a Qualifying Lender (other than a Treaty Lender); or]

(b)     [a Treaty Lender; or]

(c)      [not a Qualifying Lender].

9.                                      [The Increase Lender confirms (without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HM Revenue & Customs DT Treaty Passport scheme (reference number [      ]) and is tax resident in [      ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

(a)                                each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)                                each Additional Borrower which becomes an Additional Borrower after the Increase Date, that it wishes the scheme to apply to the Agreement.](12)

10.                               [The Increase Lender is a UK Non-Bank Lender and gives a Tax Confirmation (as defined in the Agreement) by entering into this Increase Confirmation.](13)

11.                               This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12.                               This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

(12)                          This confirmation must be included if the New Lender holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

(13)                          Include if applicable.

THE SCHEDULE

Relevant Commitment / Rights and obligations to be assumed by the Increase Lender

[Insert relevant details

Administrative details of Increase Lender

[Insert details of Facility Office, address for notices and payment details etc]

[INCREASE LENDER]

By:

This Increase Confirmation is confirmed by the Facility Agent and the Increase Date is [          ].

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

as Facility Agent, for and on behalf

of each of the parties to the Agreement

(other than the Increase Lender)

SIGNATORIES

Company

AMEC PLC

By:

Original Borrower

AMEC PLC

By:

Original Guarantors

AMEC PLC

By:

AMEC GROUP LIMITED

By:

AMEC NUCLEAR UK LIMITED

By:

AMEC AMERICAS LIMITED

By:

AMEC ENVIRONMENT & INFRASTRUCTURE INC.

By:

AMEC KAMTECH INC.

By:

AMEC OIL & GAS INC.

By:

Original Mandated Lead Arrangers

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

BARCLAYS BANK PLC

By:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

Original Bookrunners

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

BARCLAYS BANK PLC

By:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

Original Lender

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

BARCLAYS BANK PLC

By:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

Global Co-ordinator

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By:

Facility Agent

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

By: